As filed with the Securities and Exchange Commission on October 18, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	22-3192085 (I.R.S. Employer Identification Number)

65 Hayden Avenue
Lexington, MA 02421
(781) 860-8660
(Address, including zip code, and telephone number, including area code of principal executive offices)

Michael W. Bonney
President and Chief Executive Officer
Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421
(781) 860-8660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000 (phone)
(617) 951-7150 (facsimile)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Convertible Senior Notes due 2017	(1)	(1)	(1)	(1)

Common Stock, par value $.001 per share	(2)	—	—	(3)

(1)
An indeterminate amount of Convertible Senior Notes due 2017 is being registered as may from time to time be offered at indeterminate prices. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act, as amended (the "Securities Act") and is omitting this information in reliance on Rule 456(b) and Rule 457(c) under the Securities Act.

(2)
An indeterminate number of shares of Common Stock that may be issued from time to time upon conversion of the Convertible Senior Notes due 2017, subject to adjustment in accordance with the terms of the Convertible Senior Notes due 2017 and the indenture governing the Convertible Senior Notes due 2017.

(3)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of Common Stock issuable upon conversion of the Convertible Senior Notes due 2017 because no additional consideration will be received in connection with the exercise of conversion privilege.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

PRELIMINARY PROSPECTUS	Subject to Completion October 18, 2010

$250,000,000
Cubist Pharmaceuticals, Inc.
% Convertible Senior Notes due 2017

          We are offering $250,000,000 of our      % Convertible Senior Notes due 2017 (the "convertible notes"). The convertible notes will mature on November 1, 2017. The convertible notes will bear interest at a rate of      % per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2011.

          You may convert your convertible notes at any time prior to the close of business on the business day immediately preceding May 1, 2017 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2011 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after May 1, 2017 until the close of business on the business day immediately preceding the maturity date, holders may convert their convertible notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. The conversion rate will initially be                shares per $1,000 principal amount of convertible notes (equivalent to an initial conversion price of approximately $         per share). Upon surrender of convertible notes for conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its convertible notes in connection with such a corporate event in certain circumstances.

          We may not redeem the convertible notes prior to maturity, and no sinking fund is provided for the convertible notes.

          If we undergo a fundamental change, holders may require us to repurchase for cash all or part of their convertible notes at a repurchase price equal to 100% of the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

          The convertible notes will be our senior, unsecured obligations and will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the convertible notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

          We do not intend to apply to list the convertible notes on any securities exchange or any automated inter-dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "CBST." The last reported sale price of our common stock on The NASDAQ Global Select Market on October 15, 2010 was $25.23 per share.

          See "Risk Factors" beginning on page 11 to read about important factors you should consider before buying the convertible notes.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price	%	$

Underwriting discount	%	$

Proceeds, before expenses, to Cubist	%	$

          The public offering price set forth above does not include accrued interest, if any. Interest on the convertible notes will accrue from the date of original issuance, expected to be October     , 2010.

          To the extent that the underwriters sell more than $250,000,000 principal amount of convertible notes, the underwriters have the option, exercisable within a 30-day period, to purchase up to an additional $37,500,000 principal amount of convertible notes from us at the public offering price less the underwriting discount.

          The underwriters expect to deliver the convertible notes to investors in book-entry form through the facilities of The Depository Trust Company against payment in New York, New York on October     , 2010.

Joint Book-Running Managers

Goldman, Sachs & Co.	Morgan Stanley
Co-Managers
Citi	RBC Capital Markets

The date of this Prospectus is October     , 2010.

ABOUT THIS PROSPECTUS

        We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is current only as of its date. Our business, financial condition, operating results and prospectus may have changed since that date.

        You should read this prospectus, the documents incorporated by reference into this prospectus and the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus before deciding whether to invest in the convertible notes offered by this prospectus.

        Unless we have indicated otherwise or the context requires otherwise, in the prospectus references to "Cubist," "we," "our," or "us," refer to Cubist Pharmaceuticals, Inc. and our subsidiaries. When we refer to "you" or "yours," we mean the holders of the convertible notes offered hereby.

PROSPECTUS SUMMARY

        This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in the convertible notes or our common stock. You should carefully read this entire prospectus including the "Risk Factors" section of this prospectus and the financial statements and the other information included or incorporated by reference in this prospectus, before making an investment decision.

Overview

        We are a biopharmaceutical company headquartered in Lexington, Massachusetts, focused on the research, development and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment. CUBICIN® (daptomycin for injection) is, and our drug product candidates are expected to be, used primarily in hospitals but also may be used in other acute care settings, including home infusion and outpatient clinics.

Our Flagship Product: CUBICIN

        We currently derive substantially all of our revenues from CUBICIN, which we launched in the U.S. in November 2003. We commercialize CUBICIN on our own in the U.S. and have established distribution agreements with other companies for commercialization of CUBICIN in countries outside the U.S. CUBICIN is a once-daily, bactericidal, intravenous, or I.V. antibiotic with activity against certain Gram-positive organisms, including MRSA. CUBICIN is approved in the U.S. for the treatment of complicated skin and skin structure infections, or cSSSI, caused by S. aureus, and certain other Gram-positive bacteria, and for S. aureus bloodstream infections (bacteremia), including those with right-sided infective endocarditis, or RIE, caused by methicillin-susceptible and methicillin-resistant isolates. In the European Union, or EU, CUBICIN is approved for the treatment of complicated skin and soft tissue infections, or cSSTI, where the presence of susceptible Gram-positive bacteria is confirmed or suspected and for RIE due to S. aureus bacteremia and S. aureus bacteremia associated with RIE or cSSTI.

        Our net product revenues from worldwide product sales of CUBICIN for the nine months ended September 30, 2010 and 2009 were $463.7 million and $385.1 million, respectively. We expect both net revenues from sales of CUBICIN in the U.S. and our revenues from CUBICIN sales outside the U.S. to continue to increase due primarily to increased vial sales, market penetration into a large market, and price increases we and our international partners may implement. Continuing to grow CUBICIN revenues in the U.S. is, to a large extent, dependent upon:

  •
  our ability to compete successfully with the products of current and future competitors;

  •
  our ability to continue to increase penetration of the large market into which CUBICIN is sold in the face of the slowing or flat growth in the incidence of MRSA infections;

  •
  our ability to secure sufficient quantities of CUBICIN to meet demand and, in particular, to work with the manufacturer of our CUBICIN API to complete the expansion of capacity at the facility at which it manufactures CUBICIN API, including the receipt of any required regulatory approvals, on a timely basis;

  •
  our ability to obtain, maintain and enforce U.S. and foreign patent protection for CUBICIN;

  •
  continuing to have CUBICIN reimbursed by third-party payors at adequate levels, and maintaining reimbursement and rebate levels under federal government programs at levels that are similar to the levels established by recent healthcare reform; and

  •
  future healthcare reform not including additional discount or rebate programs that impact CUBICIN, such as the expansion of the Public Health Service, or PHS, 340B drug pricing program into the outpatient (non-hospital) setting.

        On February 9, 2009, we received a Paragraph IV Certification Notice Letter from Teva Parenteral Medicines, Inc., or Teva, notifying us that Teva had submitted an ANDA to the FDA for approval to market a generic version of CUBICIN. Teva's notice letter advised that it is seeking FDA approval to market daptomycin for injection, the active ingredient in CUBICIN, prior to the expiration of U.S. Patent Nos. 6,468,967 and 6,852,689, which expire on September 24, 2019, and U.S. Patent No. RE39,071, which expires on June 15, 2016. Each of these patents is listed in the FDA's list of "Approved Drug Products with Therapeutic Equivalence Evaluations," also known as the Orange Book. The notice letter further stated that Teva is asserting that claims in the referenced patents are not infringed and/or are invalid. On March 23, 2009, we filed a patent infringement lawsuit against Teva, Teva Pharmaceuticals USA, Inc. and Teva Pharmaceutical Industries Ltd. in response to the ANDA filing. The complaint, which was filed in the U.S. District Court for the District of Delaware, alleges infringement of the referenced patents. Under current U.S. law, the filing of the lawsuit automatically prevents the FDA from approving the ANDA for 30 months from our receipt of Teva's Paragraph IV notification letter on February 9, 2009, unless the court enters judgment in favor of Teva in less than 30 months, or finds that a party has failed to cooperate reasonably to expedite the lawsuit. The court has set a date for trial beginning on April 25, 2011. The court also issued its claim construction order on June 7, 2010. On June 10, 2010, Teva filed a motion for leave to amend its answer to allege that U.S. Patent Nos. 6,468,967 and 6,852,689 are unenforceable due to inequitable conduct. On September 16, 2010, the court granted Teva's motion for leave to amend and on September 20, 2010, Teva filed its amended answer, alleging that U.S. Patent Nos. 6,468,967 and 6,852,689 are unenforceable due to inequitable conduct. On October 1, 2010, the parties filed a Stipulation and Proposed Order Regarding Infringement wherein Teva agreed, for purposes of the litigation, that Teva's proposed labeling induces infringement of the claims of U.S. Patent Nos. 6,468,967 and 6,852,689 that Cubist is asserting in the lawsuit; however, Teva is continuing to assert that those claims are invalid and unenforceable. On October 8, 2010, the court signed the infringement stipulation. The court has indicated that summary judgment motions will not be permitted in this lawsuit. It is possible that additional third parties may seek to market generic versions of CUBICIN in the U.S. by filing an ANDA.

MERREM® I.V.

        From July 2008 until June 30, 2010, we promoted and provided other support in the U.S. for MERREM I.V. We provided these services under an exclusive agreement that we entered into with AstraZeneca Pharmaceuticals LP, an indirect wholly-owned subsidiary of AstraZeneca PLC, or AstraZeneca, in July 2008. The agreement with AstraZeneca, as amended, expired in accordance with its terms on June 30, 2010. As a result of the sales level achieved during this performance period, we recognized $8.5 million and $9.0 million of revenue for the nine months ended September 30, 2010 and 2009, respectively.

Our Product Development Pipeline

        Our research and development programs focus on opportunities created by unmet needs in the acute care market and leverage the experience we have gained through the development of CUBICIN. We continue to build a pipeline of acute care therapies through acquisition, licensing and collaboration agreements, as well as by progressing into clinical development compounds that we have developed internally. The following is a description of our clinical development programs:

        CXA-201.    In December 2009, we acquired Calixa Therapeutics Inc., or Calixa, and with it rights to CXA-201, an I.V. combination of a novel anti-pseudomonal cephalosporin, CXA-101, which Calixa licensed from Astellas Pharma, Inc., or Astellas, and the beta-lactamase inhibitor tazobactam. Under the Astellas license agreement, as amended, we have the exclusive rights to manufacture, market and sell any eventual products which incorporate CXA-101, including CXA-201, in all territories of the world except select Asia-Pacific and Middle East territories, and to develop such products in all territories of the world. We are developing CXA-201 as a first-line therapy for the treatment of certain serious Gram-negative bacterial infections in the hospital, including those caused by multi-drug resistant, or MDR, Pseudomonas aeruginosa, or P. aeruginosa. In June 2010, we completed the Phase 2 clinical trial of CXA-101 for complicated urinary tract infections, or cUTI, and all study objectives were met, resulting in our making a $20.0 million milestone payment to Calixa's former shareholders. We currently are enrolling patients in a Phase 2 clinical trial of CXA-201 for the treatment of complicated intra-abdominal infections, or cIAI. This multicenter, double-blind, randomized study is comparing the safety and efficacy of CXA-201 to an active comparator in patients with cIAI. We expect to announce the results of this trial in the second half of 2011. Assuming positive results in this trial, we expect to schedule an end-of-Phase 2 meeting with regulatory authorities in the second half of 2011 before beginning Phase 3 trials with CXA-201 in both cUTI and cIAI. We expect to file a new drug application for two initial indications—in cUTI and cIAI—by year end 2013, assuming positive Phase 3 clinical trial results in both indications. We are also planning to pursue the development of CXA-201 as a potential treatment for hospital- and ventilator-associated pneumonia and expect to begin Phase 3 clinical trial of CXA-201 in these indications in 2012.

        CB-183,315.    This oral antibiotic is in a Phase 2 clinical trial for the treatment of Clostridium difficile-associated diarrhea, or CDAD, which began in April 2010. We expect to complete enrollment and provide top line results for this trial in the second half of 2011. CB-183,315 is a potent, oral, cidal lipopeptide with rapid in vitro bactericidal activity against C. difficile, which is an opportunistic anaerobic Gram-positive bacterium which causes CDAD.

        CB-182,804.    We completed Phase 1 clinical trials of CB-182,804 for the treatment of MDR Gram-negative infections in the third quarter of 2010. In September 2010, we announced that we discontinued development of CB-182,804.

Recent Developments

        Our total net revenues for the three months ended September 30, 2010 increased 13% to $162.1 million from $143.5 million for the three months ended September 30, 2009. This increase was attributable primarily to our net sales of CUBICIN in the U.S., which increased 12% to $154.5 million for the three months ended September 30, 2010 from $137.7 million for the three months ended September 30, 2009. Our net product revenues from international sales of CUBICIN for the three months ended September 30, 2010 were $6.0 million, an increase of 53% as compared to the three months ended September 30, 2009.

        Our net income for the three months ended September 30, 2010 was $31.2 million, or $0.53 and $0.50 per basic and diluted share, respectively, as compared to $25.4 million, or $0.44 and $0.42 per basic and diluted share, respectively, for the three months ended September 30, 2009.

        As of September 30, 2010, we had $605.1 million in cash, cash equivalents and investments. As of September 30, 2010, we had 59,145,736 shares of common stock outstanding.

Our Address

        We were incorporated as a Delaware corporation on May 1, 1992. Our principal executive offices are located at 65 Hayden Avenue, Lexington, Massachusetts, 02421, and our telephone number is (781) 860-8660.

        Our website is located at www.cubist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our website address is included in this document as an inactive textual reference only. Cubist and CUBICIN are registered trademarks. This prospectus contains trademarks and trade names of other companies.

The Offering

        The summary below describes the principal terms of the convertible notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the convertible notes. As used in this section, "we," "our," and "us" refer to Cubist Pharmaceuticals, Inc. and not to its consolidated subsidiaries.

Securities Offered	$250,000,000 aggregate principal amount of % Convertible Senior Notes due 2017. We have also granted the underwriters an option, exercisable within a 30-day period, to purchase up to an additional $37,500,000 aggregate principal amount of convertible notes solely to cover over-allotments.
Interest	The convertible notes will bear cash interest at an annual rate of %. Interest is payable on May 1 and November 1 of each year, beginning on May 1, 2011.
Maturity Date	November 1, 2017, unless earlier repurchased or converted.
Conversion Rights

Holders may convert their convertible notes at their option at any time prior to the close of business on the business day immediately preceding May 1, 2017, in multiples of $1,000 principal amount, only under the following circumstances:

•       during any calendar quarter commencing after the calendar quarter ending on March 31, 2011 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•       during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of Notes—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition") per $1,000 principal amount of convertible notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or

• upon the occurrence of specified corporate events described under "Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Events."

On or after May 1, 2017 until the close of business on the business day immediately preceding the maturity date, holders may convert their convertible notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the convertible notes will initially be            shares per $1,000 principal amount of convertible notes (equivalent to an initial conversion price of approximately $            per share of our common stock), subject to adjustment as described in this prospectus.

Settlement Upon Conversion

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation in solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 25 trading day observation period (as described herein).

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a convertible note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a convertible note.

See "Description of Notes—Conversion Rights—Settlement Upon Conversion."
Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change

Following certain corporate events that occur prior to maturity, we will increase the conversion rate for a holder who elects to convert its convertible notes in connection with such a corporate event in certain circumstances as described under "Description of Notes—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change."

Ranking

The convertible notes will be our unsecured senior obligations, ranking equally in right of payment with our future senior unsecured indebtedness, if any, and senior in right of payment to our existing and future subordinated debt, including our outstanding 2.25% Convertible Subordinated Notes due June 15, 2013, or our 2013 notes. The convertible notes will be effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness, including under our existing $90.0 million credit facility with RBS Citizens, although there are no currently outstanding borrowings under the credit facility. The convertible notes also will be structurally subordinated to all future indebtedness and other liabilities of our subsidiaries. See "Description of Notes—Ranking." The indenture governing the convertible notes does not limit our ability or the ability of our subsidiaries to incur debt, including senior indebtedness.

As of September 30, 2010, our total consolidated indebtedness was $300 million, none of which was indebtedness of our subsidiaries and none of which was secured indebtedness. After giving effect to the issuance of the convertible notes offered hereby (assuming no exercise of the underwriters' over-allotment option), but without giving effect to the use of proceeds therefrom to purchase a portion of our 2013 notes, our total consolidated indebtedness would have been $550 million.

No Redemption

We do not have the right to redeem the convertible notes prior to maturity, and no "sinking fund" is provided for the convertible notes, which means that we are not required to redeem or retire the convertible notes periodically.

Repurchase at Option of Holder Upon a Fundamental Change

If we experience a fundamental change, as described under "Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change," holders will, subject to specified conditions, have the right, at their option, to require us to repurchase for cash all or a portion of their convertible notes. The fundamental change repurchase price will be equal to 100% of the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date. See "Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change."

Use of Proceeds

We intend to use a portion of the net proceeds of this offering to repurchase a portion of our 2013 notes through privately negotiated transactions. We anticipate using the remaining proceeds to increase investment in building our clinical development pipeline and/or adding commercial products via internal and external sources and for working capital and other general corporate purposes. In addition, we may use a portion of the remaining net proceeds of this offering to acquire or invest in businesses, products, services or technologies complementary to our current business, through mergers, acquisitions, in-licensing, joint ventures and similar strategic transactions. We intend to invest the net proceeds of the offering in interest bearing investment grade securities pending the above uses. See "Use of Proceeds."

Book-Entry Form

The convertible notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the convertible notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Convertible Notes

The convertible notes are new securities and there is currently no established market for the convertible notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the convertible notes. The underwriters have advised us that they currently intend to make a market in the convertible notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the convertible notes without notice. We do not intend to apply for a listing of the convertible notes on any securities exchange or any automated inter-dealer quotation system.

Certain Material U.S. Federal Tax Considerations

For the U.S. federal income tax consequences of the holding, disposition and conversion of the convertible notes, and the holding and disposition of shares of our common stock, see "Certain Material U.S. Federal Tax Considerations."

NASDAQ Global Select Market Symbol for Our Common Stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "CBST."
Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.
Risk Factors

Investment in the convertible notes involves risks. You should carefully consider the information under "Risk Factors" and all other information included or incorporated by reference in this prospectus before buying any convertible notes.

Summary Consolidated Financial Data

        The income statement data for each of the three years in the period ended December 31, 2009, has been derived from our consolidated audited financial statements incorporated by reference in this prospectus. The income statement data for the six months ended June 30, 2010 and 2009, and the balance sheet data as of June 30, 2010, have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. You should read the data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes for the year ended December 31, 2009, which are contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 26, 2010, and in our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the SEC on July 30, 2010, incorporated by reference in this prospectus.

	Six months ended June 30,		Year ended December 31,
	2010	2009	2009	2008		2007
	(unaudited)			(as adjusted)(1)		(as adjusted)(1)
Income Statement Data (in thousands, except per share data):
U.S. product revenues, net	$290,258	$238,520	$523,972	$414,681		$285,059
International product revenues	12,974	4,949	13,759	7,400		5,347
Service revenues	8,500	7,550	22,550	9,451		—
Other revenues	870	870	1,863	2,109		4,214

Total revenues, net	312,602	251,889	562,144	433,641		294,620
Costs and expenses:
Cost of product revenues	68,178	52,558	116,889	90,381		68,860
Research and development	79,029	82,913 (2)	170,575 (2)	126,670	(3)	85,175 (6)
Contingent consideration	2,695	—	—	—		—
Sales and marketing	42,879	41,137	82,202	84,997		67,662
General and administrative	28,753	23,589	54,718	40,704		31,485

Total costs and expenses	221,534	200,197	424,384	342,752		253,182
Interest income	2,587	1,994	4,260	10,066		18,036
Interest expense	(10,845)	(10,283)	(20,891)	(21,070)		(21,978)
Other income (expense)	(2,443)	(33)	(1,226)	(50,365	)(4)	(20)

Income before income taxes	80,367	43,370	119,903	29,520		37,476
Provision (benefit) for income taxes	31,820	11,818	40,303	(98,372	)(5)	1,880

Net income	$48,547	$31,552	$79,600	$127,892		$35,596

Basic net income per common share	$0.83	$0.55	$1.38	$2.26		$0.64
Diluted net income per common share	$0.80	$0.54	$1.36	$2.07		$0.62
Shares used in calculating:
Basic weighted average number of common shares	58,404,418	57,586,980	57,745,724	56,645,962		55,591,775
Diluted weighted average number of common shares	69,075,371	58,465,385	68,382,230	67,955,061		57,448,661

(1)
In 2009, we adopted the provisions of accounting guidance for convertible debt with conversion and other options, which required retroactive application, resulting in additional non-cash interest expense related to debt discount amortization.

(2)
In 2009, we recorded $25.0 million in upfront payments relating to our collaboration agreements with Alnylam Pharmaceuticals, Inc. and Hydra Biosciences Inc.

(3)
In 2008, we recorded $17.5 million in upfront and milestone payments relating to our collaboration agreement with Dyax Corp.

(4)
In 2008, we recorded an other-than-temporary impairment charge of $49.2 million on our investment in auction rate securities.

(5)
In 2008, we recorded an income tax benefit of $102.2 million related to the reversal of a significant portion of the valuation allowance on our deferred tax assets.

(6)
In 2007, we recorded an in-process research and development charge of $14.4 million related to our acquisition of Illumigen Biosciences, Inc.

        The following table summarizes our balance sheet data at June 30, 2010.

June 30, 2010
Balance Sheet Data (in thousands, unaudited):
Cash, cash equivalents and investments	$562,824
Working capital	$496,562
Total assets	$1,047,735
Total debt, net	$252,406
Other long-term obligations	$135,177
Stockholders' equity	$557,180
Dividends	—

Ratio of Earnings to Fixed Charges

        The following table sets forth the ratio of our earnings to fixed charges for the periods indicated. We recorded earnings from continuing operations for each of the three years ended December 31, 2009 and for the six months ended June 30, 2010 and 2009. We recorded a net loss from continuing operations for each of the two years ended December 31, 2006 and 2005. As a result, earnings were insufficient to cover fixed charges for each of those periods.

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
						(in thousands)
Ratio of Earnings to Fixed Charges or Deficiency of Earnings to Fixed Charges	8.03	5.00	6.44	2.33	2.64	$(7,043)	$(31,852)

RISK FACTORS

        Our future operating results could differ materially from the results described in this prospectus due to the risks and uncertainties related to our business, including those discussed below. Furthermore, these factors represent risks and uncertainties that could cause actual results to differ materially from those implied by forward-looking statements. We refer you to our cautionary note regarding "Forward-Looking Statements," which identifies the forward-looking statements in this prospectus.

Risks Related to Our Business

We depend heavily on the commercial success of CUBICIN.

        For the foreseeable future, our ability to generate revenues will depend primarily on the commercial success of CUBICIN in the U.S., which depends upon our ability to prevail in the litigation with Teva Parental Medicines Inc., or Teva, and its affiliates or to otherwise resolve the litigation on favorable terms and on CUBICIN's continued acceptance by the medical community and the future market demand and medical need for CUBICIN. CUBICIN is approved in the U.S. as a treatment for cSSSI and S. aureus bloodstream infections (bacteremia), including those with right-sided infective endocarditis, caused by methicillin-susceptible and methicillin-resistant isolates.

        We cannot be sure that CUBICIN will continue to be accepted by hospitals, physicians and other healthcare providers for its approved indications in the U.S. Further, CUBICIN faces intense competition in the U.S. from a number of currently-approved antibiotic drugs manufactured and marketed by major pharmaceutical companies, including an inexpensive generic product and a recently approved drug. CUBICIN will likely in the future compete with other drugs that are being reviewed for approval by the FDA or are under development, including ceftaroline, which is being developed by Forest Laboratories, Inc. and that is expected to be approved by the FDA shortly, and others that are in late-stage clinical development.

        The degree of continued market acceptance of CUBICIN in the U.S., and our ability to grow revenues from the sale of CUBICIN, depends on a number of additional factors, including those set forth below and the other CUBICIN-related risk factors described in this "Risk Factors" section:

  •
  the favorable resolution of our patent infringement lawsuit against Teva, and its affiliates in connection with the February 9, 2009, notification to us by Teva that it had submitted an Abbreviated New Drug Application, or ANDA, to the U.S. Food and Drug Administration, or the FDA, seeking approval to market a generic version of CUBICIN before the expiration of the patents covering CUBICIN;

  •
  the continued safety and efficacy of CUBICIN, both actual and perceived;

  •
  target organisms developing resistance to CUBICIN;

  •
  unanticipated adverse reactions to CUBICIN in patients;

  •
  maintaining prescribing information, also known as a label, that is substantially consistent with current prescribing information for CUBICIN in the U.S. and other jurisdictions where CUBICIN is sold;

  •
  the advantages and disadvantages of CUBICIN, both actual and perceived, compared to alternative therapies with respect to cost, availability of reimbursement, convenience, safety, efficacy and other factors;

  •
  the ability of our third-party manufacturers, including our single source provider of CUBICIN API, to manufacture, store, release and deliver sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices, or GMPs, and other requirements of the regulatory approvals for CUBICIN and to do so in accordance with a schedule to meet our demands and at an acceptable cost;

  •
  the reimbursement policies of government and third-party payors;

  •
  the level and scope of rebates and discounts that we are required to pay or provide under federal government programs in the U.S., such as Medicare, Medicaid and the PHS 340B drug pricing program;

  •
  the rate of growth, if any, of the overall market into which CUBICIN is sold, including the market for products to treat MRSA skin and bloodstream infections;

  •
  the ability to increase the opportunities for our sales force to provide clinical information to those physicians who treat patients for whom CUBICIN would be appropriate;

  •
  the ability to maintain and grow market share as the price of CUBICIN increases, the growth of the market for CUBICIN slows, flattens or declines, and the profile of competitors to CUBICIN evolves;

  •
  maintaining the level of fees and discounts payable to distributors and wholesalers who distribute CUBICIN at the same or similar levels; and

  •
  effects of the economic downturn in the U.S. and around the world, which could lower demand for CUBICIN due to, for example, pharmacists', hospitals', insurers' and third-party payors' attempts to minimize costs by encouraging the purchase of lower-cost alternative therapies, including generic products like vancomycin, patients electing lower cost alternative therapies due to increased out-of-pocket costs, patients choosing to have fewer elective surgeries and other procedures, and lower overall admissions to hospitals.

        We market and sell CUBICIN in the U.S. through our own sales force and marketing team. Significant turnover or changes in the level of experience of our sales and marketing personnel, particularly our most senior sales and marketing personnel, would impact our ability to effectively sell and market CUBICIN.

        As of September 30, 2010, CUBICIN had been approved or received an import license in 70 countries outside of the U.S. and is being marketed by our international partners in 40 of these countries, including countries in the EU. Our partners may not be successful in launching or marketing CUBICIN in their markets. For example, to date, EU sales have grown more slowly than U.S. sales did in the same period after launch due primarily to lower MRSA rates both in and outside the hospital in some EU countries, an additional glycopeptide competitor (teicoplanin), which is not approved in the U.S., the evolving commercialization strategy and mix of resources that our EU partner, Novartis, has been using to commercialize CUBICIN, as well as other factors. Even if our international partners are successful in commercializing CUBICIN, we only receive a portion of the revenues from non-U.S. sales of CUBICIN.

We may not be able to obtain, maintain or protect proprietary rights necessary for the development and commercialization of CUBICIN, particularly given our litigation with Teva, or our drug candidates and research technologies.

        CUBICIN Patents/Teva Litigation.    The primary composition of matter patent covering CUBICIN in the U.S. has expired. We own or have licensed rights to a limited number of patents directed toward methods of administration and methods of manufacture of CUBICIN. We cannot be sure that patents will be granted to us or to our licensors or collaborators with respect to any of our or their pending patent applications for CUBICIN. Of particular concern for a company like ours that is primarily dependent upon one product, CUBICIN, to generate revenues and profits, is that third parties may seek to market generic versions of CUBICIN by filing an ANDA with the FDA, in which they claim that patents protecting CUBICIN, owned or licensed by us and listed with the FDA in the Orange Book, are invalid, unenforceable and/or not infringed. This type of ANDA is referred to as a Paragraph IV filing. If an ANDA or 505(b)(2) application containing a Paragraph IV certification is submitted to FDA and accepted as a reviewable filing by the agency, the ANDA or 505(b)(2) applicant must then within 20 days provide notice to the NDA holder and patent owner stating that the application has been submitted and providing the factual and legal basis for the applicant's opinion that the patent is invalid or not infringed.

        On February 9, 2009, we received a Paragraph IV Certification Notice Letter from Teva notifying us that it had submitted an ANDA to the FDA for approval to market a generic version of daptomycin, the active ingredient in CUBICIN, prior to the expiration of U.S. Patent Nos. 6,468,967 and 6,852,689, which expire on September 24, 2019, and RE39,071, which expires on June 15, 2016. Each of these patents is listed in the Orange Book. The notice letter further stated that Teva is asserting that claims in the referenced patents are not infringed and/or are invalid. On March 23, 2009, we filed a patent infringement lawsuit against Teva, Teva Pharmaceuticals USA, Inc. and Teva Pharmaceutical Industries Ltd. in response to the ANDA filing, which we refer to as the Teva litigation. The complaint, which was filed in the U.S. District Court for the District of Delaware, alleges infringement of the referenced patents. Under current U.S. law, the filing of the lawsuit automatically prevents the FDA from approving the ANDA for 30 months from our receipt of Teva's Paragraph IV notification letter on February 9, 2009, or until August 9, 2011, unless the court enters judgment in favor of Teva in less than 30 months or finds that a party has failed to cooperate reasonably to expedite the lawsuit. In the lawsuit, which is currently scheduled for trial beginning on April 25, 2011, the court may find the patents that are the subject of the notice letter invalid, not infringed and/or unenforceable. During the period in which the Teva litigation is pending, the uncertainty of its outcome may cause our stock price to decline. In addition, an adverse result in the Teva litigation, whether appealable or not, will likely cause our stock price to decline and may have a material adverse effect on our results of operations and financial condition. Any final, unappealable, adverse result in the Teva litigation will likely have a material adverse effect on our results of operations and financial condition and cause our stock price to decline. Our ability to continue to generate significant revenues from CUBICIN is dependent upon our ability to prevail in the litigation with Teva or to otherwise resolve the litigation on favorable terms.

        Proprietary Rights Generally.    Our commercial success will depend in part on obtaining and maintaining U.S. and foreign patent protection for CUBICIN, our drug candidates, and our research technologies and successfully enforcing and defending these patents against third-party challenges, including with respect to generic challenges.

        We cannot be sure that our patents and patent applications, including those that we own or license from third parties, will adequately protect our intellectual property for a number of reasons, including but not limited to the following:

  •
  the patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions;

  •
  the actual protection afforded by a patent can vary from country to country and may depend upon the type of patent, the scope of its coverage and the availability of legal remedies in the country;

  •
  the laws of foreign countries in which we market our drug products may afford little or no effective protection to our intellectual property, thereby easing our competitors' ability to compete with us in such countries;

  •
  intellectual property laws and regulations and legal standards relating to the validity, scope and enforcement of patents covering pharmaceutical and biotechnological inventions are continually developing and changing, both in the U.S. and in other important markets outside the U.S.;

  •
  because publication of discoveries in scientific or patent literature often lag behind the date of such discoveries, we cannot be certain that the named applicants or inventors of the subject matter covered by our patent applications or patents, whether directly owned by us or licensed to us, were the first to invent or the first to file patent applications for such inventions and if such named applicants or inventors were not the first to invent or file, our ability to protect our rights in technologies that underlie such patent applications may be limited;

  •
  third parties may challenge, infringe, circumvent or seek to invalidate existing or future patents owned by or licensed to us; and

  •
  the coverage claimed in a patent application can be significantly reduced before the patent is issued, and, as a consequence, our patent applications may result in patents with narrower coverage than we desire.

        The patents or the unpatented proprietary technology we hold or have rights to may not be commercially useful in protecting CUBICIN or our other drug candidates. Even if we have valid and enforceable patents, these patents still may not provide us with sufficient proprietary protection or competitive advantages against competing products or processes.

        If our licensors, collaborators or consultants develop inventions or processes independently that may be applicable to our products under development, disputes may arise about ownership of proprietary rights to those inventions and/or processes. Such inventions and/or processes will not necessarily become our property but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights.

        We have and may in the future engage in collaborations, sponsored research agreements, and other arrangements with academic researchers and institutions that have received and may receive funding from U.S. government agencies. As a result of these arrangements, the U.S. government or certain third parties may have rights in certain inventions developed during the course of the performance of such collaborations and agreements as required by law or by such agreements.

        We also rely on trade secrets and other unpatented proprietary information in our manufacturing and product development activities. To the extent that we maintain a competitive advantage by relying on trade secrets and unpatented proprietary information, such competitive advantage may be compromised if others independently develop the same or similar technology, resulting in an adverse effect on our business, financial condition and results of operations. We seek to protect trade secrets and proprietary information in part through confidentiality provisions and invention assignment provisions in agreements with our collaborators, employees and consultants. These agreements could be invalidated or breached and we might not have adequate remedies.

        Our trademarks, CUBICIN and Cubist, in the aggregate are considered to be material to our business. These trademarks are covered by registrations or pending applications for registration in the United States Patent and Trademark Office and in other countries. Trademark protection continues in some countries for as long as the mark is used and, in other countries, for as long as it is registered. Registrations generally are for fixed, but renewable, terms. The trademark protection that we have pursued or will pursue in the future may not afford us commercial protection

We are completely dependent on third parties to manufacture CUBICIN and other products that we are developing.

        CUBICIN.    We do not have the capability to manufacture our own CUBICIN API or CUBICIN finished drug product. We contract with ACS Dobfar SpA, or ACSD, to manufacture and supply us with CUBICIN API for commercial purposes. ACSD is our sole provider of our commercial supply of CUBICIN API. Our CUBICIN API must be stored in a temperature controlled environment. ACSD currently stores some CUBICIN API at its facilities in Italy. In order to offset the risk of a single-source API supplier, we currently hold a supply of safety stock of API in addition to what is stored at ACSD at the Integrated Commercialization Solutions, Inc., or ICS, warehouse/distribution center in Kentucky. Any disaster at the facilities where we hold this safety stock, such as a fire or loss of power, that causes a loss of this safety stock would heighten the risk that we face from having only one supplier of API. ACSD is currently in the process of expanding and making certain improvements to its CUBICIN API manufacturing facility to increase the production capacity. We are assisting in the planning and execution of this project and sharing in the costs. Any delays in this project may result in our inability to achieve supply of CUBICIN API in adequate quantities to meet demand and could have a material adverse effect on our results of operations and financial condition. In addition, any significant additional costs of this project could have a material adverse effect on our results of operations and financial condition.

        We contract with both Hospira Worldwide, Inc., or Hospira, and Oso BioPharmaceuticals Manufacturing, LLC, or Oso, to manufacture and supply to us finished CUBICIN drug product.

        If Hospira, Oso, or, in particular, ACSD, experience any significant difficulties in their respective manufacturing processes, including any difficulties with their raw materials or supplies, if they have significant problems with their businesses, including lack of capacity, whether as a result of the constrained credit and financial markets or otherwise, if they experience staffing difficulties or slow-downs in their systems which affect the manufacturing and release of CUBICIN, or if our relationship with any of these manufacturers terminates, we could experience significant interruptions in the supply of CUBICIN. Any such supply interruptions could impair our ability to supply CUBICIN at levels to meet market demand, which could have a material adverse effect on our results of operations and financial condition. Because of the significant regulatory requirements that we would need to satisfy in order to qualify a new API or finished drug product supplier, we could experience significant interruptions in the supply of CUBICIN if we decided to transfer the manufacture of CUBICIN API or the finished drug product to one or more other suppliers in an effort to address these or any other difficulties with our current suppliers.

        Because the ACSD manufacturing facilities are located in Italy, we must ship CUBICIN API to the U.S. for finishing, packaging and labeling. Each shipment of API is of significant value. While in transit to the U.S., stored at ICS or in transit to our finished product manufacturers, our API must be stored in a temperature controlled environment and could be lost or become adulterated. Depending on when in this process the API is lost or adulterated, we could experience significant interruptions in the supply of CUBICIN and our financial performance could be negatively impacted. We may also experience interruption or significant delay in the supply of CUBICIN API due to natural disasters, acts of war or terrorism, shipping embargoes, labor unrest or political instability, particularly if any of such events took place in Italy where ACSD is located.

        Development Products.    If the third-party suppliers of our pipeline products fail to supply us with sufficient quantities of bulk or finished products to meet our development needs, our development of these products could be stopped, delayed or impeded.

        Reliance on third-party suppliers also entails risks to which we would not be subject if we manufactured product candidates or products ourselves, including reliance, in part, on the third party for regulatory compliance and quality assurance, including some aspects of product release. Our third-party suppliers may not be able to comply with current GMP requirements or similar regulatory requirements outside the U.S. Failure of our third-party suppliers to comply with applicable regulations could result in their inability to continue supplying us in a timely manner and could also be the basis for sanctions being imposed on them or us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our financial performance.

We face significant competition from other biotechnology and pharmaceutical companies and, particularly with respect to CUBICIN, will likely face additional competition in the future from drug candidates, such as ceftaroline, and may face competition in the future from generic versions of CUBICIN, including from Teva.

        The biotechnology and pharmaceutical industries are intensely competitive. We have competitors both in the U.S. and internationally, including major multinational pharmaceutical and chemical companies, biotechnology companies and universities and other research institutions. Many of our competitors have greater financial and other resources, such as larger research and development staffs, more experienced marketing organizations, and greater manufacturing capabilities. Our competitors may develop, acquire or license on an exclusive basis technologies and drug products that are safer, easier to administer, more effective, or less costly than CUBICIN or any drug candidate that we may have or develop, which could render our technology obsolete and noncompetitive. If price competition inhibits the continued acceptance of CUBICIN, if physicians prefer other drug products over CUBICIN, or if physicians switch to new drug products or choose to reserve CUBICIN for use in limited circumstances, our financial condition and results of operations would be negatively impacted.

        Competition in the market for therapeutic products that address serious Gram-positive bacterial infections is intense. CUBICIN faces competition in the U.S. from commercially available drugs such as vancomycin, marketed generically by Abbott Laboratories, Shionogi & Co., Ltd. and others, Zyvox®, marketed by Pfizer, Inc., or Pfizer, Synercid®, marketed by King Pharmaceuticals, Inc., and Tygacil®, marketed by Wyeth, which is now a wholly-owned subsidiary of Pfizer. In particular, vancomycin has been a widely used and well known antibiotic for over 40 years and is sold in a relatively inexpensive generic form. CUBICIN also faces competition from VIBATIV™ (telavancin), which was approved by the FDA in September 2009 as a treatment for cSSSI and is co-marketed in the U.S. by Astellas Pharma US, Inc. and Theravance, Inc. In addition, CUBICIN may face competition in the U.S. from generic versions of CUBICIN if Teva's ANDA is approved and/or another third party files an ANDA that is ultimately approved. Teva's launch of a generic version of CUBICIN could occur after the district court proceeding if the district court rules in favor of Teva or before the completion of the district court proceeding if the 30-month statutory stay (as shortened or lengthened by the court), which is currently expected to expire in August 2011, has expired and Teva decides to launch prior to the district court decision. The trial in this case currently is scheduled to begin in April 2011. CUBICIN will likely face competition in the future from drug candidates currently in clinical development, including drug candidates being developed as treatments for cSSSI for which NDAs have been filed. In September 2010, an FDA Anti-Infective Drugs Advisory Committee, or AIDAC, recommended that the FDA approve the NDA for one of these drug candidates, ceftaroline, which is being developed by Forest Laboratories, Inc. Other such drug candidates for which NDAs have been filed include oritavancin, which is being developed by The Medicines Company and ceftobiprole, which was being developed by a Johnson & Johnson company and now is in the process of being transferred back to Basilea Pharmaceutica Ltd.

        Any inability on our part to compete with current or subsequently introduced drug products would have a material adverse impact on our operating results.

We need to manage our growth and increased breadth of our activities effectively.

        We have expanded the scope of our business significantly in recent years. We have acquired and in-licensed several drug candidates and have been progressing pre-clinical and multiple clinical stage drug candidates. We also have grown our employee base substantially, particularly in research and development and sales. We plan to continue adding products and drug candidates through internal development, in-licensing and acquisition over the next several years and to continue developing our existing drug candidates that demonstrate the requisite efficacy and safety to advance into and through clinical trials. To manage the existing and planned future growth and the increasing breadth and complexity of our activities, we will need to continue building our organization and making significant additional investments in personnel, infrastructure, information management systems and resources. Our ability to develop and grow the commercialization of our products, achieve our research and development objectives, add and integrate new products, and satisfy our commitments under our collaboration and acquisition agreements depends on our ability to respond effectively to these demands and expand our internal organization and infrastructure to accommodate additional anticipated growth. If we are unable to effectively manage and progress some or all of these activities, our ability to maximize the value of one or more of our products or drug candidates could suffer, which could materially adversely affect our business. For example, we are currently engaged in construction to expand the laboratory space at our headquarters in Lexington, Massachusetts. If we are unable to expand according to our projected timeline, we may not be able to sufficiently grow our organization and this could have a material adverse impact on our business.

Our long-term strategy is dependent upon our ability to attract and retain highly qualified personnel.

        Our ability to compete in the highly competitive biotechnology and pharmaceutical industries depends in large part upon our ability to attract and retain highly qualified managerial, scientific, medical and sales personnel. In order to induce valuable employees to remain at Cubist, we have provided stock options and restricted stock units that vest over time. In the future, we expect to continue using stock options, restricted stock units or other equity incentives to attract and retain employees. The value to employees of these equity-based incentives, particularly stock options, is significantly affected by movements in our stock price that we have limited control over and may at any time be insufficient to counteract more lucrative offers from other companies. We also have provided retention letters to our executive officers and certain other key employees. Despite our efforts to retain valuable employees, members of our management, scientific, medical and sales teams have in the past and may in the future terminate their employment with us. The failure to attract and retain our executive officers or other key employees could potentially harm our business and financial results.

Our long-term strategy is dependent upon successfully discovering, obtaining, developing and commercializing drug candidates.

        We have made significant investments in research and development and have, over the past few years, increased our research and development workforce. However, before CB-182,804 for which we initiated a Phase 1 clinical trial in February 2009 but announced that we discontinued development in September 2010, and CB-183,315, for which we initiated a Phase 2 clinical trial in April 2010, none of our internally-discovered product candidates had ever reached the clinical development stage. We cannot assure you that we will reach this stage for any additional internally-discovered drug candidates or that there will be clinical benefits supporting the advancement in clinical trial demonstrated by these or any other drug candidates that we do initiate or advance in clinical trials.

        Except for CB-183,315, all of our other drug candidates that have progressed to or beyond Phase 2 clinical trials, including CUBICIN, were the result of in-licensing or acquiring patents, patent rights, product candidates and technologies from third parties. These types of activities represent a significant expense, as they generally require us to pay to other parties upfront payments, development and commercialization milestone payments and royalties on product sales. In addition, we may structure our in-licensing arrangements as cost and profit sharing arrangements, in which case we would share development and commercialization costs, as well as any resulting profits, with a third party.

        We may not be able to acquire, in-license or otherwise obtain rights to additional desirable drug candidates or marketed drug products on acceptable terms or at all. In fact, we have faced and will continue to face significant competition for these types of drug candidates and marketed products from a variety of other companies with interest in the anti-infective and acute care marketplace, many of which have significantly more experience than we have in pharmaceutical development and sales and significantly more financial resources than we have. Because of the rising intensity of the level of competition for these types of drug candidates and marketed products, the cost of acquiring, in-licensing or otherwise obtaining rights to such candidates and products has grown dramatically in recent years and are often at levels that we cannot afford or that we believe are not justified by market potential. Such competition and higher prices are most pronounced for late-stage candidates and marketed products, which have the lowest risk and would have the most immediate impact on our financial performance. If we need additional capital to fund our acquisition, in-licensing or otherwise obtaining rights to a drug candidate or marketed product, we would need to seek financing by borrowing funds or through the capital markets. Given the current state of the financial and credit markets, it may be difficult for us to acquire the capital that we would need at an acceptable cost.

        If we are unable to discover or acquire additional promising candidates or to develop successfully the candidates we have, we will not be able to implement our business strategy. Even if we succeed in discovering or acquiring drug candidates, there can be no assurance that we will be successful in developing them or any of our current candidates to gain approval for use in humans, that they can be manufactured economically, that they can be successfully commercialized or that they will be widely accepted in the marketplace. For example, in September 2010, we decided to stop development of our product candidate, CB-182,804, based on safety data from Phase 1 trial results. Because of the long development timelines and the fact that most drug candidates that make it into clinical development are not ultimately approved for commercialization, none of the drug candidates that we currently are developing would generate revenues for many years, if at all. If we are unable to bring any of our current or future drug candidates to market or to acquire or obtain other rights to any additional marketed drug products, this could have a material adverse effect on our long-term business, operating results and financial condition and our ability to create long-term shareholder value may be limited.

We have undertaken and may in the future undertake strategic acquisitions, and we may not realize the benefits of such acquisitions.

        As noted above, one of the ways we intend to grow our pipeline and business is through acquisitions, such as our recent acquisition of Calixa Therapeutics Inc., or Calixa. We have limited experience in acquiring businesses. Acquisitions involve a number of particular risks, including: diversion of management's attention from current operations; disruption of our ongoing business; difficulties in integrating and retaining all or part of the acquired business, its customers and its personnel; assumption of disclosed and undisclosed liabilities; and uncertainty about the effectiveness of the acquired company's internal controls and procedures. The individual or combined effect of these risks could have a material adverse effect on our business. Also, in paying for acquisitions and/or funding the development and commercialization of drug products that we acquire through acquisitions, we may deplete our cash resources or need to raise additional funds through public or private debt or equity financings, which would result in dilution for stockholders or the incurrence of indebtedness, and we may not be able to raise such funds on favorable or desirable terms or at all, especially if the credit and financial markets continue to be constrained. Furthermore, there is the risk that our technical and valuation assumptions and our models for an acquired product or business may turn out to be erroneous or inappropriate due to foreseen or unforeseen circumstances and thereby cause us to have overvalued an acquisition target or result in the accounting effect of the acquisition being different than what we had anticipated. We may also have to adjust certain aspects of the accounting for acquisitions, such as goodwill, in-process research and development, or IPR&D, other intangible assets and contingent consideration over time as events or circumstances occur, which could have a material adverse effect on our results of operations.

        We may not be able to realize the benefit of acquiring businesses with promising drug candidates if we are unable to successfully develop and commercialize such drug candidates, as happened with the hepatitis C virus compound that we acquired through our acquisition of Illumigen in December 2007. As a result, we cannot assure you that, following the acquisition of Calixa or any future acquisitions, we will achieve revenues that justify the acquisition or that the acquisition will result in increased earnings, or reduced losses, for the combined company in any future period.

The FDA and other competent authorities worldwide may change their approval requirements or policies for antibiotics, or apply interpretations to their requirements or policies, in a manner that could delay or prevent commercialization of our antibiotic product candidates or approval of any additional indications for CUBICIN that we may seek in the U.S. and other countries.

        Regulatory requirements for the approval of antibiotics in the U.S. may change in a manner that requires us to conduct additional large-scale clinical trials, which may delay or prevent commercialization of our antibiotic product candidates or approval of any additional indications for CUBICIN that we may seek. Historically, the FDA has not required placebo-controlled clinical trials for approval of antibiotics but instead has relied on non-inferiority studies. In a non-inferiority study, a drug candidate is compared with an approved antibiotic treatment, and it must be shown that the product candidate is not less effective than the approved treatment by a defined margin.

        In 2006, the FDA refused to accept successfully completed non-inferiority studies as the basis of approval for certain types of antibiotics. In October 2007, the FDA issued draft guidance on the use of non-inferiority studies to support approval of antibiotics. Under this draft guidance, the FDA recommended that for some antibiotic indications, sponsor companies carefully consider study designs other than non-inferiority, such as placebo-controlled trials demonstrating the superiority of a drug candidate to placebo. The draft guidance did not articulate clear standards or policies for demonstrating the safety and efficacy of antibiotics generally. In November 2008, the FDA's Anti-Infective Drugs Advisory Committee, or AIDAC, concluded that non-inferiority trials are acceptable for cSSSI indications and that a 10% non-inferiority margin may be acceptable if major abscess types of cSSSI infections are excluded and the antibiotic provides safety, cost, or antimicrobial benefits. The AIDAC discussed but did not reach consensus about whether the non-inferiority margin should be justified by the type of cSSSI infection or applied to cSSSI as a group. Based on a recent FDA draft guidance, the FDA appears to agree with the AIDAC's position that non-inferiority trials are acceptable for cSSSI indications. In August 2010, the FDA issued draft guidance on drug development for "acute bacterial skin and skin structure infections" (the FDA's preferred term in lieu of cSSSI) in which the agency confirmed that non-inferiority trials are acceptable to support serious skin infection indications, including cSSSI, but did not specify what non-inferiority margin should be used. At a September 2010 AIDAC meeting to review a pending application for a product (ceftaroline) intended to treat cSSSI, the FDA raised no objection to the pre-specified non-inferiority margin of 10% used in the product's Phase 3 clinical studies, suggesting that such a margin may be acceptable. However, the lack of clear guidance from the FDA concerning the appropriate non-inferiority margin continues to leave uncertainties about the standards for the approval of antibiotics in the U.S which if not clarified in the near future will require us to make certain assumptions based on the draft guidelines in the design of our Phase 3 trials for CXA-101 and CXA-201. If the draft guidelines are not ultimately adopted or our assumptions prove to be incorrect, our trials could be significantly delayed, which would likely have a material adverse effect on our business.

        In addition, non-inferiority studies have come under scrutiny from Congress, in part because of a congressional investigation as to the safety of Ketek®, an antibiotic approved by the FDA on the basis of non-inferiority studies. The increased scrutiny by Congress and regulatory authorities may significantly delay or prevent regulatory approval, as well as impose more stringent product labeling and post-marketing testing requirements with respect to antibiotics.

        The factors described above could delay for several years or ultimately prevent commercialization of any new antibiotic product candidates that we are developing or may seek to develop, such as CXA-201, CB-183,315 or the approval of any additional indications for CUBICIN in the U.S. This would likely have a material adverse effect on our business and results of operations.

We have collaborative and other similar types of relationships that expose us to a number of risks.

        We have entered into, and anticipate continuing to enter into, collaborative and other types of contractual arrangements, which we refer to as collaborations, with multiple third parties to discover, test, develop, manufacture and market drug candidates and drug products. For example, we have agreements with several pharmaceutical companies, including a Novartis subsidiary, AstraZeneca AB and a Merck subsidiary, to develop and commercialize CUBICIN outside the U.S., and we have collaborations with respect to certain of our preclinical candidates. Collaborations such as these are necessary for us to research, develop, and commercialize drug candidates.

        In order for existing and future collaborations to be successful, we need to be able to work successfully with our collaborators or their successors. If not, these arrangements would likely be unsuccessful and/or terminate early. In addition, factors external to our collaborations, such as patent coverage, regulatory developments or market dynamics could impact the collaboration.

        Reliance on collaborations poses a number of risks including the following:

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  other than the rights we have by contract, the focus, direction, amount and timing of resources dedicated by our CUBICIN international distributors to their efforts to develop and commercialize CUBICIN is not under our control, which may result in less successful commercialization of CUBICIN in our partners' territories than if we had control over the CUBICIN franchise in these territories;

  •
  our CUBICIN international partners may not perform their contractual obligations, including appropriate and timely reporting on adverse events in their territories, as expected;

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  we may be dependent upon other collaborators to manufacture and supply drug product to us in order to develop or commercialize the drug product that is the subject of the collaboration, and our collaborators may encounter unexpected issues or delays in manufacturing and/or supplying such drug product;

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  in situations where we and our collaborator share decision-making power with respect to development of the product, we and our collaborator may not agree on decisions that could affect the development, regulatory approval, manufacture or commercial viability of the product;

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  in situations where we and our collaborator are sharing the costs of development, our collaborators may not have the funds to contribute to their share of the costs of the collaboration;

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  disagreements with collaborators, including disagreements over proprietary rights, contract interpretation, commercial terms, the level of efforts being utilized to develop or commercialize product candidates that are the subject of a particular collaboration, or the preferred course of development or commercialization strategy, might cause delays or termination of the research, development or commercialization of drug candidates or products that we are marketing, lead to additional responsibilities with respect to drug candidates or marketed products, or result in litigation or arbitration, any of which would be time-consuming and expensive and could cause disruptions in the collaborative nature of these relationships, which could impede the success of our endeavors;

  •
  some drug candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own drug candidates or drug products, which may lead them to reduce their effort on the drug candidates or drug products on which we are collaborating with them;

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  the protection of proprietary rights, including patent rights, for the technology underlying the drug products we license may be under the control of our collaborators and therefore our ability to control the patent protection of the drug product may be limited;

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  some of our collaborators might develop independently, or with others, drug products that compete with ours; and

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  our collaborators could merge with or be acquired by another company or experience financial or other setbacks unrelated to our collaboration.

        Collaborations with third parties are a critical part of our business strategy, and any inability on our part to establish and successfully maintain such arrangements on terms favorable to us or to work successfully with our collaborators or third parties with whom we have similar arrangements will have an adverse effect on our operations and financial performance.

The investment of our cash is subject to risks which could result in losses.

        We invest our cash in a variety of financial instruments, principally securities issued by the U.S. government and its agencies, investment grade corporate bonds, auction rate securities and money market instruments. These investments are subject to credit, liquidity, market and interest rate risk. These risks have been heightened in today's tightened and fluctuating credit and financial markets. Such risks, including the failure or severe financial distress of the financial institutions that hold our cash, cash equivalents and investments, may result in a loss of liquidity, impairment to our investments, realization of substantial future losses, or a complete loss of the investments in the long-term, which may have a material adverse effect on our business, results of operations, liquidity and financial condition. For example, we have previously recorded an other-than-temporary impairment charge on our $58.1 million par value auction rate securities, which were recorded at their estimated fair value of $26.2 million as of June 30, 2010.

We have incurred substantial losses in the past and may incur additional losses or fail to increase our profit.

        We have been profitable for seventeen consecutive quarters before considering the retrospective application, on January 1, 2009, of the provisions of accounting guidance for convertible debt with conversion and other options. Despite our recent profitability, we may incur future operating losses related to the development of our drug candidates or investments in product opportunities or a negative outcome in the ANDA litigation with Teva. In particular, as we progress our current pipeline of product candidates, our spending on clinical trials and the contingent consideration due to former shareholders of Calixa is expected to increase significantly. The maximum contingent consideration owed to former shareholders of Calixa is $290.0 million. If our revenues from CUBICIN decline or do not continue to grow at their present rate, we may fail to maintain our profitability and the market price of our common stock may decline. Our common stock price also may decline even if our profitability declines or fails to grow at a rate expected by investors in our stock.

We may require additional funds and we do not know if additional funds would be available to us at all, or on terms that we find acceptable, particularly given the strain in the financial and credit markets.

        Even in the event that the note offering contemplated hereby is completed, we may be required to seek additional funds due to economic and strategic factors. We expect capital outlays and operating expenditures to increase over the next several years as we continue our commercialization of CUBICIN, develop our existing and any newly-acquired drug candidates, actively seek to acquire companies with marketed products or product candidates, acquire or in-license additional products or product candidates, expand our research and development activities and infrastructure, and enforce our intellectual property rights. We may need to spend more money than currently expected because of unforeseen circumstances or circumstances beyond our control. In addition, if not repurchased or redeemed earlier, $300.0 million aggregate principal amount of the 2013 notes will become due in 2013. Other than our $90.0 million credit facility with RBS Citizens and the note offering contemplated hereby, we have no other committed sources of capital and do not know whether additional financing will be available when and if needed, or, if available, that the terms will be favorable to our shareholders or us, particularly if the credit and financial markets continue to be constrained.

        We may seek additional funding through public or private financing or other arrangements with collaborators. If we raise additional funds by issuing equity securities, further dilution to existing stockholders may result. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. We cannot be certain, however, that additional financing will be available from any of these sources or, if available, will be on acceptable or affordable terms, particularly if the credit and financial markets continue to be constrained.

        Our annual debt service obligations on our outstanding 2013 notes are approximately $6.8 million per year in interest payments. We may add additional lease lines to finance capital expenditures and may obtain additional long-term debt and lines of credit. If we issue other debt securities in the future, our debt service obligations will increase further. If we are unable to generate sufficient cash to meet these obligations and need to use existing cash or liquidate investments in order to fund our debt service obligations or to repay our debt, we may be forced to delay or terminate clinical trials or curtail operations. We may also be forced to obtain funds through collaborative and licensing arrangements that may require us to relinquish commercial rights or potential markets or grant licenses on terms that are not favorable to us. If we fail to obtain additional capital when we need it, we will not be able to execute our current business plan successfully.

Changes in our effective income tax rate could adversely affect our results of operations, particularly once we utilize our remaining federal and state net operating losses (NOLs).

        We are subject to income taxes in the U.S. Various factors may have favorable or unfavorable effects on our effective income tax rate (sometimes referred to as "book tax"). These factors include, but are not limited to, interpretations of existing tax laws, the accounting for stock options and other stock-based compensation, the accounting for business combinations, changes in tax laws and rates, the tax impact of recently enacted healthcare reform or future healthcare reform, future levels of research and development spending, changes in accounting standards, changes in the mix of earnings in the various tax jurisdictions in which we operate, the outcome of examinations by the Internal Revenue Service and other jurisdictions, the accuracy of our estimates for unrecognized tax benefits and realization of deferred tax assets, and changes in overall levels of pre-tax earnings. The impact on our provision for income tax resulting from the above-mentioned factors may be significant and could affect our results of operations, including our net income, particularly once we utilize our remaining federal and state NOLs which we expect will be in 2010. The effect on our results of operations may impact, or be perceived to impact, our financial condition and may therefore cause our stock price to decline.

Risks Related to Our Industry

Patent litigation or other intellectual property proceedings relating to our products or processes could result in liability for damages or stop our development and commercialization efforts for such products.

        The pharmaceutical industry has been characterized by significant litigation and interference and other proceedings regarding patents, patent applications, trademarks and other intellectual property rights. The types of situations in which we may become parties to such litigation or proceedings include the risks set forth elsewhere in this "Risk Factors" section and the following:

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  if third parties file ANDAs with the FDA seeking to market generic versions of our products prior to expiration of relevant patents owned or licensed by us, we may need to defend our patents, including by filing lawsuits alleging patent infringement, as we have done in the Teva litigation described above;

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  we or our collaborators may initiate litigation or other proceedings against third parties to enforce our patent rights;

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  we or our collaborators may initiate litigation or other proceedings against third parties to seek to invalidate the patents held by such third parties or to obtain a judgment that our products or processes do not infringe such third parties' patents;

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  if third parties initiate litigation claiming that our processes or products infringe their patent or other intellectual property rights, we or our collaborators will need to defend against such proceedings;

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  if our competitors file patent applications that claim technology also claimed by us, we or our collaborators may participate in interference or opposition proceedings to determine the priority of invention of such technology; and

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  if third parties initiate litigation claiming that our brand names infringe their trademarks, we or our collaborators will need to defend against such proceedings.

        An adverse outcome in any litigation or other proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all. For the reasons stated in this "Risk Factors" section above regarding the possibility that we may not be able to obtain, maintain or protect our proprietary rights, the uncertainty of the outcome of the Teva litigation, and developments in the Teva litigation that may be perceived to negatively impact our position in the litigation, our stock price may decline. In addition, an adverse result in the Teva litigation, whether appealable or not, will likely cause our stock price to decline and will likely have a material adverse effect on our results of operations and financial condition.

        The cost of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. We expect to incur significant costs in connection with the Teva litigation. Patent litigation and other proceedings may also absorb significant management time. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Some of our competitors may be able to sustain the cost of similar litigation and proceedings more effectively than we can because of their substantially greater resources.

Revenues generated by products we currently commercialize or may commercialize in the future depend on reimbursement from third-party payors.

        In both domestic and foreign markets, sales of CUBICIN and any future drug product we may market are dependent, in part, on the availability of reimbursement from third-party payors such as state and federal governments, including Medicare and Medicaid, managed care providers, and private insurance plans. Our future revenues and profitability will be adversely affected if these third-party payors do not sufficiently cover and reimburse the cost of CUBICIN, related procedures or services, or any other future drug product we may market. If these entities do not provide coverage and reimbursement for CUBICIN or provide an insufficient level of coverage and reimbursement, CUBICIN may be too costly for general use, and physicians may not prescribe it. In this manner, levels of reimbursement for drug products by government authorities, private health insurers, and other organizations, such as Health Maintenance Organizations, or HMOs, are likely to have an effect on the successful commercialization of, and our ability to attract collaborative partners to invest in the development of CUBICIN and our drug product candidates.

        In both the U.S. and in foreign jurisdictions, legislative and regulatory actions, including but not limited to the following, impact the revenues that we derive from CUBICIN:

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  The statutory requirement that Medicare may not make a higher payment for inpatient services that are necessitated by hospital acquired medical conditions, or HACs, arising after a patient is admitted to a hospital may affect the rate of reimbursement for CUBICIN. Although MRSA has not been designated as a HAC, it is implicated by this statutory requirement in situations where MRSA triggers another condition that is itself a HAC. In addition, MRSA may be added as a HAC in the future. As a result of this policy, in certain circumstances, hospitals may receive less reimbursement for Medicare patients that develop a HAC which may be treated with CUBICIN.

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  The Medicare Part B payment rate to physicians and hospital outpatient departments for CUBICIN is set on a quarterly basis based upon the average sales price for a previous quarter. Significant downward fluctuations in such reimbursement rate could negatively affect revenue of CUBICIN. While hospital outpatient rates can change through regulatory or legislative action, the Medicare Part B payment methodology for physicians, which is average sales price plus six percent, can only change through legislation.

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  A portion of CUBICIN administered in outpatient settings is subject to reimbursement under the federal Medicare Part D prescription drug program. The health care reform legislation enacted earlier this year, which we will refer to as "health care reform," requires a number of changes to this program that will largely eliminate the patient coverage gap, which is sometimes referred to as "doughnut hole," over a number of years beginning in 2011. One element of health care reform requires, as a condition of coverage of a drug under Part D, beginning in 2011, that pharmaceutical manufacturers, such as Cubist, provide a 50% discount for prescriptions of their brand-name drugs filled within the coverage gap.

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  Under the Medicaid rebate program, we pay a rebate for each unit of product reimbursed by Medicaid under a fee-for-service benefit. The amount of the rebate for each product is set by law and is required to be recomputed each quarter based on our report of current average manufacturer price, or AMP, and best price for CUBICIN to the Centers for Medicare and Medicaid Services, or CMS. The terms of our participation in the program imposes a requirement for us to report revisions to AMP or best price within three years of when such data originally were due, and such revisions could have the impact of increasing or decreasing our rebate liability for prior quarters, depending on the direction of the revision. Health care reform altered the Medicaid rebate amount formula in a manner that will increase our rebate liability starting in 2010 by increasing the applicable rebate percentage for most innovator drugs to 23.1%, which will negatively impact CUBICIN revenues and revenues from other products that we may sell in the future. Upon enactment, health care reform also expanded the universe of Medicaid utilization subject to rebates to include utilization that occurs under a capitated benefit structure, which also may reduce our revenues. In addition, health care reform provides additional conditions, to be phased in between 2010 and 2014, under which individuals may qualify for the Medicaid program and its drug benefit; these changes could increase the number of individuals eligible for the Medicaid drug benefit. Expanded Medicaid eligibility could impact CUBICIN sales, as well as the portion of those sales that are subject to Medicaid rebates, and thus our revenues. Health care reform also provides for the public availability of retail survey prices and certain weighted average AMPs under the Medicaid program. CMS' current plans for implementation of this requirement also provide for the public availability of pharmacy acquisition of cost data. The public availability of all this data could impact CUBICIN sales. Finally, health care reform and additional legislation passed in August of this year also changes the definition of AMP effective October 2010, which may impact our Medicaid rebate liability and, as a result, impact our revenues.

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  The availability of federal funds to pay for CUBICIN under the Medicaid and Medicare Part B programs requires that we extend discounts under the PHS 340B drug pricing program. The PHS 340B drug pricing program extends discounts on outpatient drugs to a variety of community health clinics and other entities that receive health services grants from the PHS, as well as hospitals that serve a disproportionate share of poor Medicare beneficiaries. The required discount is calculated based on the reported AMP and Medicaid rebate amount for CUBICIN. The revisions to the Medicaid rebate formula and AMP definition enacted by health care reform could cause this required discount to increase. Health care reform extends the discounts to new types of entities in 2010, and pending legislation would further expand the program to drugs used in the inpatient setting under certain circumstances. In addition, health care reform requires, beginning in 2014, substantial reductions to the special federal Medicare funding that hospitals with disproportionate share status receive; this reduced funding and the anticipation of it could cause such hospitals to re-evaluate their purchases of branded pharmaceuticals, including CUBICIN.

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  We also make our products available for purchase by authorized users of the Federal Supply Schedule, or FSS, of the General Services Administration pursuant to our FSS contract with the Department of Veterans Affairs. Under the Veterans Health Care Act of 1992, we are required to offer deeply discounted FSS contract pricing to four federal agencies for federal funding to be made available to pay for any of our products under the Medicaid program and Medicare Part B and for our products to be eligible to be purchased by those federal agencies and certain federal grantees.

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  Health care reform requires pharmaceutical manufacturers, such as Cubist, to pay an annual fee to the federal government beginning in 2011. Each individual pharmaceutical manufacturer will pay a prorated share of the industry's overall fee requirement (approximately $2.5 billion in 2011 and set to increase in ensuing years) based on the dollar value of its sales to certain federal programs identified in the law. Cubist's annual share of the fee will be difficult to project, as it will be determined not only by Cubist's own sales to these programs, but also by similar sales by all other pharmaceutical companies.

        In addition to these existing legislative and regulatory mandates, future legislation or regulatory actions altering these mandates or imposing new ones may have a significant effect on our business. In the U.S. and elsewhere, there have been, and we expect there will continue to be, legislative and regulatory actions and proposals to control and reduce health care costs.

        Third-party payors, including the U.S. government, are increasingly challenging the prices charged for and the cost-effectiveness of medical products, and they are increasingly limiting both coverage and the level of reimbursement for prescription drugs. Also, the trend toward managed health care in the U.S. and the concurrent growth of organizations such as HMOs, as well as the implementation of health care reform legislation, may result in lower prices for pharmaceutical products, including any products that may be offered by us in the future. Cost-cutting measures that health care providers are instituting, and the implementation of health care reform legislation, could materially adversely affect our ability to sell any drug products that are successfully developed by us and approved by regulators. We are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business.

        Furthermore, substantial uncertainty exists as to the reimbursement status of newly-approved health care products by third-party payors. We will not know what the reimbursement rates will be for our future drug products, if any, until we are ready to market the product and we actually negotiate the rates. If we are unable to obtain sufficiently high reimbursement rates for our products, they may not be commercially viable or our future revenues and gross margins may be adversely affected.

        Finally, outside the U.S., certain countries set prices in connection with the regulatory process. We cannot be sure that such prices will be acceptable to us or our collaborators. Such prices may negatively impact our revenues from sales by our collaborators in those countries.

Our business and industry is highly regulated and scrutinized and our long-term strategy and success is dependent upon compliance with applicable regulations and maintaining our business integrity.

        Research and Development.    Our drug candidates are subject to extensive pre-clinical testing and clinical trials to demonstrate their safety and efficacy in humans. Conducting pre-clinical testing and clinical trials is a lengthy, time-consuming and expensive process that takes many years. We cannot be sure that pre-clinical testing or clinical trials of any of our drug candidates will demonstrate the quality, safety and efficacy necessary to obtain marketing approvals. In addition, drug candidates that experience success in pre-clinical testing and early-stage clinical trials will not necessarily experience the same success in late-stage clinical trials.

        Some of the drug candidates that we are developing are in the pre-clinical stage. In order for a drug candidate to move from this stage to human clinical trials, we must submit an investigational new drug application, or IND, to the FDA or a similar document to competent health authorities outside the U.S. The FDA and other countries' authorities will allow us to begin clinical trials under an IND if we demonstrate in our submission that a potential drug candidate will not expose humans to unreasonable risks and that the compound has pharmacological activity that justifies clinical development. It takes significant time and expense to generate the data to support an IND. In many cases, companies spend the time and resources only to discover that the data are not sufficient to support an IND and therefore are unable to enter clinical trials. In the past, we have had pre-clinical drug candidates for which we did not have sufficient data to file for an IND and proceed with clinical trials, and this likely will happen again in the future.

        Once a drug candidate enters human clinical trials, the trials must be carried out under protocols that are acceptable to regulatory authorities and to the independent committees responsible for the ethical review of clinical studies (e.g., Institutional Review Boards and Ethical Committees) associated with the institutions where the studies are conducted. There may be delays in preparing protocols or receiving approval for them that may delay either or both the start and the finish of the clinical trials. Feedback from regulatory authorities or safety monitoring boards or results from earlier stage and/or concurrent clinical studies might require modifications or delays in later stage clinical trials or could cause a termination or suspension of an entire drug development program. These types of delays or suspensions can result in increased development costs, delays in marketing approvals, and/or abandoning future development activities. For example, in December 2009, we announced the early closing of enrollment of both Phase 2 trials of CB-500,929 subsequent to a recommendation from the Data Safety Monitoring Board to temporarily suspend enrollment in one of the trials, known as the CONSERV-2 trial, due to the observation of a statistically significant increase in mortality observed in the CB-500,929 arm of the trial relative to the comparator arm in that trial. In March 2010, we decided to stop development of CB-500,929 due to the top line efficacy and safety data from the CONSERV Phase 2 trials. In September 2010, we discontinued development of CB-182,804 based on safety data from Phase 1 trial results.

        Furthermore, there are a number of additional factors that may cause our clinical trials to be delayed or prematurely terminated, such as:

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  unforeseen safety issues or findings of an unacceptable safety profile;

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  findings of an unacceptable risk-benefit profile as a result of analyses conducted during the course or upon completion of ongoing clinical trials or other types of adverse events that occur in clinical trials that are disproportionate to statistical expectations;

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  inadequate efficacy observed in the clinical trials;

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  the rate of patient enrollment, including limited availability of patients who meet the criteria for certain clinical trials or inability to enroll patients;

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  our inability to manufacture, or obtain from a third-party manufacturer, sufficient quantities of acceptable materials for use in clinical trials;

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  the impact of the results of other clinical trials on the drug candidates that we are developing, including by other parties who have rights to develop drug candidates being developed by us in other indications or other jurisdictions, such as clinical trials of CXA-101 or CXA-201 that may be conducted by Astellas or its licensees for development in territories for which we do not have commercial rights;

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  the delay or failure in reaching agreement on contract terms with prospective study sites and other third-party vendors who are supporting our clinical trials;

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  our inability to reach agreement on trial design and priorities with collaborators with whom we are co-developing a drug candidate;

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  the difficulties and complexity of testing our drug candidates in clinical trials with pediatric patients as subjects, particularly with respect to CUBICIN;

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  the failure of third-party clinical research organizations and other third-party service providers and independent clinical investigators that we have engaged to manage and conduct the trials with appropriate quality and in compliance with regulatory requirements to perform their oversight of the trials, to meet expected deadlines or to complete any of the other activities that we have contracted such third parties to complete;

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  the failure of our clinical investigational sites, and related facilities and the records kept at such sites, and clinical trial data to be in compliance with the FDA's Good Clinical Practices, or EU legislation governing good clinical practice, including the failure to pass FDA, European Medicines Agency, or EU Member State inspections of clinical trials;

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  our inability to reach agreement with the FDA, the competent national authorities of EU Member States or ECs on a trial design that we are able to execute;

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  the FDA or the competent national authorities of EU Member States, ECs or a Data Safety Monitoring Committee for a trial placing a trial on "clinical hold," temporarily or permanently stopping a trial, or requesting modifications of a trial for a variety of reasons, principally for safety concerns;

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  difficulty in adequately following up with patients after treatment; and

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  changes in laws, regulation, regulatory policy, or clinical practices.

        If clinical trials for our drug candidates are unsuccessful, delayed or canceled, we will be unable to meet our anticipated development and commercialization timelines and we may incur increased development costs and delays in marketing approvals, which could harm our business and cause our stock price to decline.

        Regulatory Product Approvals.    We must obtain government approvals before marketing or selling our drug candidates in the U.S. and in foreign jurisdictions. To date, we have not obtained government approval in the U.S. for any drug product other than CUBICIN. In territories around the world where CUBICIN is not already approved, our international collaborators have submitted or plan on submitting applications for approvals to market CUBICIN. However, we cannot be sure that any regulatory authority will approve these or any future submissions on a timely basis or at all. The FDA and comparable regulatory agencies in foreign countries impose substantial and rigorous requirements for the development, production and commercial introduction of drug products. These include pre-clinical, laboratory and clinical testing procedures, sampling activities, clinical trials and other costly and time-consuming procedures. In addition, regulation is not static and regulatory authorities, including the FDA, evolve in their staff, interpretations and practices and may impose more stringent requirements than currently in effect, which may adversely affect our planned drug development and/or our sales and marketing efforts. Satisfaction of the requirements of the FDA and of foreign regulators typically takes a significant number of years and can vary substantially based upon the type, complexity and novelty of the drug candidate. The approval procedure and the time required to obtain approval also varies among countries. Regulatory agencies may have varying interpretations of the same data, and approval by one regulatory authority does not ensure approval by regulatory authorities in other jurisdictions.

        Generally, no product can receive FDA approval or approval from comparable regulatory agencies in foreign countries unless human clinical trials show both safety and efficacy for each target indication in accordance with FDA standards or standards developed by regulatory agencies in countries other than the U.S. The large majority of drug candidates that begin human clinical trials fail to demonstrate the required safety and efficacy characteristics. Failure to demonstrate the safety and efficacy of any of our drug candidates for each target indication in clinical trials would prevent us from obtaining required approvals from regulatory authorities, which would prevent us from commercializing those drug candidates. The results of our clinical testing of a drug candidate may cause us to suspend, terminate or redesign our clinical testing program for that drug candidate. We cannot be sure when we, independently or with our collaborators, might be in a position to submit additional drug candidates for regulatory review. Negative or inconclusive results from the clinical trials or adverse medical events during the trials could lead to requirements that trials be repeated or extended, or that a program be terminated, even if other studies or trials relating to the program are successful. In addition, data obtained from clinical trials are susceptible to varying interpretations that could delay, limit or prevent regulatory approval and could even affect the commercial success of a product that is already on the market based on earlier trials, such as CUBICIN. Moreover, recent events, including complications experienced by patients taking FDA-approved drugs, have raised questions about the safety of marketed drugs and may result in new legislation by the U.S. Congress and increased caution by the FDA and comparable foreign regulatory authorities in reviewing new drugs. In summary, we cannot be sure that regulatory approval will be granted for drug candidates that we submit for regulatory review. Our ability to generate revenues from the commercialization and sale of additional drug products will be limited by any failure to obtain these approvals. In addition, biotechnology stock prices have declined significantly in certain instances where companies have failed to obtain FDA approval of a drug candidate or if the timing of FDA approval is delayed. If the FDA's or any foreign regulatory authority's response to any application for approval is delayed or not favorable for any of our drug candidates, our stock price could decline significantly.

        Moreover, even if regulatory approval to market a drug product is granted, the approval may impose limitations on the indicated use for which the drug product may be marketed as well as additional post-approval requirements. Even if our drug products are approved for marketing and commercialization, we may need to comply with post-approval clinical study commitments in order to maintain certain aspects of the approval of such products. For example, in connection with our U.S. marketing approvals for CUBICIN, we have made certain Phase 4 clinical study commitments to the FDA, including for studies, or complete these studies within the time limits imposed by the FDA, of renal-compromised patients, pediatric patients, and those with gentamicin combination therapy in the treatment of S. aureus infective right-sided bacterial endocarditis. Our business could be seriously harmed if we do not complete these studies and the FDA, as a result, requires us to change related sections of the marketing label for CUBICIN or imposes monetary fines on us.

        In addition, adverse medical events that occur during clinical trials or during commercial marketing of CUBICIN could result in legal claims against us and the temporary or permanent withdrawal of CUBICIN from commercial marketing, which could seriously harm our business and cause our stock price to decline. In particular, our ongoing pediatric trial, which we are conducting as part of our Phase 4 clinical study commitments to the FDA, exposes us to more uncertain and potentially greater risk because of the age of the patients.

        Commercialization.    Our company, our drug products, the manufacturing facilities for our drug products and our promotion and marketing materials are subject to continual review and periodic inspection by the FDA and other regulatory agencies for compliance with pre-approval and post-approval regulatory requirements, including Good Manufacturing Practices, adverse event reporting, advertising and product promotion regulations, and other requirements. In addition, if there are any modifications to a drug product that we are developing or commercializing, further regulatory approval will be required.

        Other U.S. state and federal laws and regulations and similar provisions in other countries may also affect our ability to manufacture, market and ship our product and may be difficult or costly for us to comply with. These include state or federal U.S. legislation, or legislation in other countries, that in the future could require us or the third parties that we utilize to manufacture and supply our marketed products and product candidates to maintain an electronic pedigree or other similar tracking requirements on our marketed products or product candidates. If any changes to our product or the manufacturing process are required, we may have to seek approval from the FDA or other regulatory agencies in order to comply with the new laws.

        Failure to comply with manufacturing and other post-approval state or federal U.S. law, or similar laws of other countries, including laws that prohibit certain payments to health care professionals and/or require reports with respect to the payments and marketing efforts with respect to health care professionals, or any regulations of the FDA and other regulatory agencies can, among other things, result in fines, increased compliance expense, denial or withdrawal of regulatory approvals, product recalls or seizures, forced discontinuance of or changes to important promotion and marketing campaigns, operating restrictions and criminal prosecution. Later discovery of previously unknown problems with a drug product, manufacturer or facility may result in restrictions on the drug product, us or our manufacturing facilities, including withdrawal of the drug product from the market. The cost of compliance with pre- and post-approval regulations may have a negative effect on our operating results and financial condition.

        Compliance/Fraud and Abuse.    We are subject to extensive and complex laws and regulation, including but not limited to, health care "fraud and abuse" laws, such as the federal False Claims Act, the federal Anti-Kickback Statute, and other state and federal laws and regulations. While we have developed and implemented a corporate compliance program designed to promote compliance with applicable U.S. laws and regulations, we cannot guarantee that this program will protect us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions. Our partners responsible for authorization and marketing of CUBICIN in other countries have developed pricing, distribution and contracting procedures that are independent of our compliance program and over which we have no control. Our partners may have inadequate compliance programs or may fail to respect both their own programs and laws and guidance of the territories in which they are promoting the product. Compliance violations by our distribution partners could have a negative effect on the revenues that we receive from sales of CUBICIN in these countries.

        International Operations/Relationships.    We have manufacturing, collaborative and clinical trial relationships outside the U.S., and CUBICIN is marketed internationally through collaborations. Consequently, we are and will continue to be subject to additional risks related to operating in foreign countries, including:

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  unexpected CUBICIN adverse events that occur in foreign markets that we have not experienced in the U.S.;

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  foreign currency fluctuations, which could result in increased or unpredictable operating expenses and reduced revenues, and other obligations incident to doing business in another country;

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  unexpected changes in tariffs, trade barriers and regulatory requirements;

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  economic weakness, including inflation, or political instability in particular foreign economies and markets; and

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  actions by our licensees, distributors, manufacturers, clinical research organizations, other third parties who act on our behalf or with whom we do business in foreign countries, or our employees who are working abroad that could subject us to investigation or prosecution under foreign or U.S. laws, including the U.S. Foreign Corrupt Practices Act, or the anti-bribery or anti-corruption laws, regulations or rules of such foreign countries.

        These and other risks associated with our international operations, including those described elsewhere in this "Risk Factors" section, may materially adversely affect our business and results of operations.

        Environmental, Safety and Climate Control.    Our research, development and manufacturing efforts, and those of third parties that research, develop and manufacture our products and product candidates on our behalf or in collaboration with us, involve the controlled use of hazardous materials, including chemicals, viruses, bacteria and various radioactive compounds, and are therefore subject to numerous U.S. and international environmental and safety laws and regulations and to periodic inspections for possible violations of these laws and regulations. In addition, we, and our collaborators and third-party manufacturers, may also become subject to laws and regulations related to climate change, including the impact of global warming. The costs of compliance with environmental and safety laws and regulations are significant and the costs of complying with climate change laws could also be significant. Any violations, even if inadvertent or accidental, of current or future environmental, safety or climate change laws or regulations could subject us to substantial fines, penalties or environmental remediation costs, or cause us to lose permits or other authorizations to operate affected facilities, any of which could adversely affect our operations.

        Employment and Human Resources.    The laws and regulations applicable to our relationships with our employees and contractors are complex, extensive and fluid, and are subject to evolving interpretations by regulatory and judicial authorities. The failure to comply with these laws and regulations could result in significant damages, orders and/or fines and therefore could adversely affect our operations. For example, a recent decision by the U.S. Court of Appeals for the Second Circuit, In re Novartis Wage & Hour Litigation, in a split from an earlier decision from the U.S. Court of Appeals for the Third Circuit, held that pharmaceutical sales representatives were non-exempt employees under the Fair Labor Standards Act. The Second Circuit's decision may trigger additional litigation against pharmaceutical companies, including us. An adverse result in any such litigation could result in significant damages to us and could therefore have a material adverse effect on our business and results of operations.

The current credit and financial market conditions may exacerbate certain risks affecting our business.

        Sales of our products are made, in part, through direct sales to our customers, which include hospitals, physicians and other health care providers. As a result of current global credit and financial market conditions, our customers may be unable to satisfy their payment obligations for invoiced product sales or may delay payments, which could negatively affect our revenues, earnings and cash flow. In addition, we rely upon third parties for certain aspects of our business, including collaboration partners, wholesale distributors for our products, contract clinical trial providers, research organizations and manufacturers, and third-party suppliers. Because of the recent tightening of global credit and the volatility in the financial markets, there may be a delay or disruption in the performance or satisfaction of commitments to us by these third parties, which could adversely affect our business.

The way that we account for our operational and business activities is based on estimates and assumptions that may differ from actual results, and new accounting pronouncements or guidance may require us to change the way in which we account for our operational or business activities.

        The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, our management evaluates its critical estimates and judgments, including, among others, those related to revenue recognition, inventories, clinical research costs, investments, property and equipment, other intangible assets, income taxes, accounting for stock-based compensation and business combinations. Those critical estimates and assumptions are based on our historical experience, our observance of trends in the industry, and various other factors that are believed to be reasonable under the circumstances, and they form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. If actual results differ from these estimates under different assumptions or conditions or events occur which cause us to have to re-assess our assumptions, there could be a material adverse impact on our financial results and the performance of our stock.

        The Financial Accounting Standards Board, or FASB, the SEC, and other bodies that have jurisdiction over the form and content of our accounts, our financial statements and other public disclosure are constantly discussing and interpreting proposals and existing pronouncements designed to ensure that companies best display relevant and transparent information relating to their respective businesses. The pronouncements and interpretations of pronouncements by the FASB, the SEC and other bodies may have the effect of requiring us to make changes in our accounting policies, including how we account for revenues and/or expenses, which could have a material adverse impact on our financial results.

We could incur substantial costs resulting from product liability claims relating to our pharmaceutical products.

        The nature of our business exposes us to potential liability inherent in the testing, manufacturing and marketing of pharmaceutical and biotechnology products. Our products and the clinical trials utilizing our products and drug candidates may expose us to product liability claims and possible adverse publicity. Product liability insurance is expensive, is subject to deductibles and coverage limitations, and may not be available in the amounts that we desire for a price we are willing to pay. While we currently maintain product liability insurance coverage, we cannot be sure that such coverage will be adequate to cover any incident or all incidents. In addition, we cannot be sure that we will be able to obtain or maintain insurance coverage at acceptable costs or in a sufficient amount, that our insurer will not disclaim coverage as to a future claim or that a product liability claim would not otherwise adversely affect our business, operating results or financial condition. The cost of defending any products liability litigation or other proceeding, even if resolved in our favor, could be substantial. Uncertainties resulting from the initiation and continuation of products liability litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Products liability litigation and other related proceedings may also absorb significant management time.

Risks Related to This Offering and the Convertible Notes

The convertible notes are effectively subordinated to our current and future secured debt and any liabilities of our subsidiaries.

        The convertible notes will be senior unsecured obligations as they are not secured by any of our assets or those of our subsidiaries. The convertible notes will effectively rank junior to any of our secured indebtedness, including our senior secured credit facility with RBS Citizens, and the indenture governing the convertible notes does not limit the amount of secured debt that we may incur. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the convertible notes only after all such secured debt has been repaid in full from such assets, and there may not be sufficient assets remaining to pay amounts due on any or all the convertible notes then outstanding. Creditors of each of our subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the convertible notes. The convertible notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries. In addition, our rights and the rights of our creditors, including the holders of the convertible notes, to participate in the assets of a subsidiary during its liquidation or reorganization will be effectively subordinated to all existing and future liabilities of that subsidiary.

        As of September 30, 2010, our total consolidated indebtedness was $300 million, none of which was indebtedness of our subsidiaries and none of which was secured indebtedness. After giving effect to the issuance of the convertible notes offered hereby (assuming no exercise of the underwriters' over-allotment option), but without giving effect to the use of proceeds therefrom to purchase a portion of our 2013 notes, our total consolidated indebtedness would have been $550 million.

Our indebtedness could adversely affect our financial health and our ability to respond to changes in our business.

        As a result of our level of increased debt after the completion of this offering:

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  our vulnerability to adverse general economic conditions and competitive pressures will be heightened;

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  we will be required to dedicate a larger portion of our cash flow from operations to interest payments, limiting the availability of cash for other purposes;

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  our flexibility in planning for, or reacting to, changes in our business and industry will be more limited; and

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  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

        We cannot be sure that our leverage will not materially and adversely affect our ability to finance our operations or capital needs or to engage in other business activities. In addition, we cannot be sure that additional financing will be available when required or, if available, will be on terms satisfactory to us. Further, even if we are able to obtain additional financing, we may be required to use proceeds to repay a portion of our debt.

Recent regulatory actions may adversely affect the trading price and liquidity of the convertible notes.

        We expect that many investors in, and potential purchasers of, the convertible notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the convertible notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the convertible notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the convertible notes. This could, in turn, adversely affect the trading price and liquidity of the convertible notes.

        At an open meeting on February 24, 2010, the SEC adopted a new short sale price test by amending Rule 201 of Regulation SHO. On May 10, 2010, the amendments to Rule 201 became effective. The amendments restrict the short selling of any "covered security" that triggers a circuit breaker by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Compliance with the amendments to Rule 201 is required by November 10, 2010. Because our common stock is a "covered security," the new restrictions may interfere with the ability of investors in, and potential purchasers of, the convertible notes, to effect short sales in our common stock and to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the convertible notes.

        In addition, on May 18, 2010, several national securities exchanges filed proposed rule changes with the SEC under which they would be permitted to halt trading in certain individual stocks if the price moves at least 10% from a sale in a five-minute period. Similarly, on May 18, 2010, the Financial Industry Regulatory Authority, Inc., or FINRA, proposed an amendment to FINRA Rule 6121 (Trading Halts Due to Extraordinary Market Volatility) to allow FINRA to halt all trading by FINRA members otherwise than on an exchange following the initiation by a primary securities exchange of a trading halt under the rules of that exchange. On June 10, 2010, the SEC granted accelerated approval of the proposed rule changes. The proposed rule changes will initially be implemented only during a pilot period ending on December 10, 2010. Initially, the proposed rule changes only implicated securities included in the S&P 500 Index; however, on September 10, 2010, the SEC approved FINRA's request to expand the pilot to cover securities included in the Russell 1000 Index. Although our common stock is not currently included in either the S&P 500 Index or the Russell 1000 Index, we cannot be certain that it will not be in the future, and FINRA and the exchanges are expected to file additional proposed rule changes, some of which may extend the pilot period or make the rule changes permanent, any of which could decrease, or prevent an increase in, the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the convertible notes, to effect hedging transactions in or relating to our common stock and to conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the convertible notes.

        On July 21, 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act. This new legislation may require many over-the-counter swaps to be centrally cleared and traded on exchanges or comparable trading facilities. In addition, swap dealers and major market participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the convertible notes to implement a convertible arbitrage strategy with respect to the convertible notes (including increasing the costs incurred by such investor in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the convertible notes. The legislation will become effective on the later of 360 days following the enactment of the legislation and 60 days after the publication of the final rule. However, it is unclear whether the margin requirements will apply retroactively to existing swap transactions. We cannot predict how this legislation will be implemented by the SEC or the magnitude of the effect that this legislation will have on the trading price or liquidity of the convertible notes.

        Although the direction and magnitude of the effect that the amendments to Regulation SHO, any FINRA and national securities exchange rule changes, and/or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act may have on the trading price and the liquidity of the convertible notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible notes issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the convertible notes to effect short sales in our common stock, including the recently adopted amendments to Regulation SHO, any proposed FINRA or exchange rule changes or the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the trading price and the liquidity of the convertible notes.

The convertible notes contain no restrictive covenants.

        The indenture governing the convertible notes does not contain any financial covenants, restrict our ability to repurchase our securities, pay dividends or make restricted payments or contain covenants or other provisions to afford holders protection in the event of a transaction that substantially increases our level of indebtedness, except to the extent described under "Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change," "Description of Notes—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change" and "Description of Notes—Consolidation, Merger and Sale of Assets." Furthermore, the requirement that we offer to repurchase the convertible notes upon a fundamental change is limited to transactions specified in the definition of "fundamental change" under "Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change" and may not include other events that might adversely affect our financial condition. In addition, the requirement, if applicable, that we offer to repurchase the convertible notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the convertible notes.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents we have incorporated by reference in this prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the convertible notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock as a result of the issuance of the convertible notes offered hereby. This trading activity could, in turn, affect the trading prices of the convertible notes.

If an active trading market for the convertible notes does not develop, then the market price of the convertible notes may decline or you may be unable to sell your convertible notes.

        We do not intend to apply to list the convertible notes on any securities exchange or to arrange for quotation on any automated dealer quotation system and, prior to this offering, there has been no trading market for the convertible notes. We have been advised by the underwriters that they intend to make a market in the convertible notes, but the underwriters are under no obligation to do so and may discontinue market making at any time. We cannot be sure that any market for the convertible notes will develop or, if one does develop, that it will be maintained. If an active market for the convertible notes fails to develop or be sustained, the trading price of the convertible notes could decline significantly. Also, even if there is a market for the convertible notes, fluctuations in our stock price may result in the market price of the convertible notes and our common stock declining.

We may not have the ability to raise the funds necessary to settle conversions of the convertible notes or to repurchase the convertible notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the convertible notes.

        Holders of the convertible notes will have the right to require us to repurchase their convertible notes for cash upon the occurrence of a fundamental change at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, as described under "Description of Notes—Repurchase at Option of the Holder Upon a Fundamental Change." In addition, upon conversion of the convertible notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the convertible notes being converted as described in under "Description of Notes—Conversion Rights—Settlement Upon Conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of convertible notes surrendered therefor or notes being converted. In addition, our ability to repurchase the convertible notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase convertible notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the convertible notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the convertible notes or make cash payments upon conversions thereof.

The conditional conversion feature of the convertible notes, if triggered, may adversely affect our financial condition and operating results.

        In the event the conditional conversion feature of the convertible notes is triggered, holders of notes will be entitled to convert the convertible notes at any time during specified periods at their option. See "Description of Notes—Conversion Rights." If one or more holders elect to convert their convertible notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their convertible notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the convertible notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the convertible notes, is the subject of recent changes that could have a material effect on our reported financial results.

        In May 2008, the FASB issued Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), codified under Topic 470 of the FASB Accounting Standards Codification, which we refer to as ASC Topic 470. Under ASC Topic 470, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the convertible notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC Topic 470 on the accounting for the convertible notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component is recognized as a debt discount, representing the difference between the proceeds from the debt issuance and the fair value of the liability at the date of issuance. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the debt discount over the expected life of a similar liability without the equity component. We will report lower net income in our financial results because ASC Topic 470 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the convertible notes.

Any adverse rating of the convertible notes may cause their trading prices to fall.

        One or more rating agencies may rate the convertible notes. If the rating agencies rate the convertible notes, they may assign a lower rating than expected by investors. Rating agencies may also lower the rating on the convertible notes in the future. If the rating agencies assign a lower than expected rating or reduce their ratings in the future, the trading price, if any, of the convertible notes could decline.

If you hold convertible notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock to the extent our conversion obligation includes shares of our common stock.

        Holders of convertible notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock, other than cash in lieu of any fractional share) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of convertible notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its convertible notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock, other than cash in lieu of any fractional share) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The conditional conversion feature of the convertible notes could result in your receiving less than the value of our common stock into which the convertible notes would otherwise be convertible.

        Prior to the close of business on the business day immediately preceding May 1, 2017, you may convert your convertible notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your convertible notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the convertible notes would otherwise be convertible. Furthermore, we cannot be sure that any market for the convertible notes will develop or, if one does develop that it will be maintained. As a result, you may be required to hold the convertible notes until May 1, 2017.

Upon conversion of the convertible notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the convertible notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the convertible notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your convertible notes will be determined by reference to the volume-weighted average prices of our common stock for each trading day in a 25 trading day observation period. As described under "Description of Notes—Conversion Rights—Settlement Upon Conversion," this period would be (i) if the relevant conversion date occurs prior to the 30th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading day period beginning on, and including, the second trading day after such conversion date; and (ii) if the relevant conversion date occurs on or after the 30th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the market value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

        If we elect to satisfy our conversion obligation in solely shares of our common stock upon conversion of the convertible notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the convertible notes on the conversion date.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the convertible notes.

        In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, upon conversion of our 2013 notes and upon conversion of the convertible notes offered hereby. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the convertible notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The adjustment to the conversion rate for convertible notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your convertible notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to maturity, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for convertible notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of Notes—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change." The adjustment to the conversion rate for convertible notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your convertible notes as a result of such transaction. In addition, if the price of our common stock in the transaction is more than $            per share or less than $            (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed                        per $1,000 principal amount of convertible notes, subject to adjustments in the same manner, at the same time and for the same events as the conversion rate as set forth under "Description of Notes—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the convertible notes may not be adjusted for all dilutive events.

        The conversion rate of the convertible notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the convertible notes or our common stock. An event that adversely affects the value of the convertible notes may occur, and that event may not result in an adjustment to the conversion rate.

Holders of the convertible notes may have to pay tax with respect to distributions on our common stock that they do not receive.

        The terms of the convertible notes allow for changes in the conversion rate in certain circumstances. An increase in conversion rate will allow holders of convertible notes to receive more shares of common stock on conversion, which may increase those note holders' proportionate interests in our earnings and profits or assets. In that case, those convertible note holders could be treated for U.S. federal income tax purposes as though they received a dividend in the form of our common stock. Such a constructive stock dividend could be taxable to those convertible note holders, although they would not actually receive any cash or other property. If you are a non-US holder (as defined under "Certain Material U.S. Federal Tax Consequences"), such constructive dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from subsequent payments on the convertible notes. You should carefully consider the information under "Certain Material U.S. Federal Tax Consequences".

Risks Related to Ownership of Our Common Stock

Our stock price may be volatile, and the value of our stock could decline.

        The trading price of our common stock has been, and is likely to continue to be volatile. Our stock price could be subject to downward fluctuations in response to a variety of factors, including those factors described elsewhere in this "Risk Factors" section and the following:

  •
  the investment community's view of the revenue, financial and business projections we provide to the public, and whether we succeed or fail in meeting or exceeding these projections;

  •
  actual or anticipated variations in our quarterly operating results;

  •
  an adverse result, even if not final, in the Teva litigation;

  •
  additional third parties filing ANDAs with the FDA relating to our products and the results of any litigation that we file to defend and/or assert our patents against such third parties;

  •
  any liabilities in excess of amounts that we have accrued or reserved on our balance sheet;

  •
  failure of third-party reporters of sales data to accurately report our sales figures;

  •
  changes in the market, medical need or demand for CUBICIN;

  •
  new legislation, laws or regulatory decisions that are adverse to us or our products;

  •
  the announcements of acquisitions, strategic partnerships, collaborations, joint ventures or capital commitments by us or our competitors;

  •
  rumors, whether based in fact or unfounded, of any such transactions that are publicized in the media or are otherwise disseminated to investors in our stock and expectations in the financial markets that we may or may not be the target of potential acquirers;

  •
  litigation, including stockholder or patent litigation;

  •
  our failure to adequately protect our confidential, electronically-stored, transmitted and communicated information; and

  •
  volatility in the markets unrelated to our business and other events or factors, many of which are beyond our control.

        In addition, the stock market in general, and the NASDAQ Global Select Market and the stock of biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which could harm our business.

Several aspects of our corporate governance may discourage a third party from attempting to acquire us.

        Several factors might discourage an attempt to acquire us that could be viewed as beneficial to our stockholders who wish to receive a premium for their shares from a potential bidder. For example:

  •
  we are subject to Section 203 of the Delaware General Corporation Law, which provides that we may not enter into a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the manner prescribed in Section 203;

  •
  our Board of Directors, or our Board, has the authority to issue, without a vote or action of stockholders, up to 5,000,000 shares of preferred stock and to fix the price, rights, preferences and privileges of those shares, each of which could be superior to the rights of holders of our common stock;

  •
  our directors are elected to staggered terms, which prevents our entire Board from being replaced in any single year; and

  •
  advance notice is required for nomination of candidates for election as a director and for a stockholder proposal at an annual meeting.

Our business could be negatively affected as a result of the actions of activist shareholders.

        Proxy contests have been waged against many companies in the biopharmaceutical industry over the last few years. If faced with a proxy contest, we may not be able to successfully respond to the contest, which would be disruptive to our business. Even if we are successful, our business could be adversely affected by a proxy contest because:

  •
  responding to proxy contests and other actions by activist shareholders may be costly and time-consuming, and may disrupt our operations and divert the attention of management and our employees;

  •
  perceived uncertainties as to our future direction may result in our inability to consummate potential acquisitions, collaborations or in-licensing opportunities and may make it more difficult to attract and retain qualified personnel and business partners; and

  •
  if individuals are elected to our Board with a specific agenda different from ours, it may adversely affect our ability to effectively and timely implement our strategic plan and create additional value for our stockholders.

FORWARD-LOOKING STATEMENTS

        This document contains and incorporates by reference "forward-looking statements." In some cases, these statements can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "would," "expect," "anticipate," "plan," "forecast," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state trends and known uncertainties or other forward-looking information. You are cautioned that forward-looking statements are inherently uncertain. Each forward-looking statement contained in this prospectus is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. We refer you to the section entitled "Risk Factors" in this prospectus, for identification of important factors with respect to these risks and uncertainties. We caution readers not to place considerable reliance on such statements. Our business is subject to substantial risks and uncertainties, including those identified in this prospectus. The information contained in this prospectus is provided by us as of the date of this prospectus, and we do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

        Forward-looking statements include, without limitation, statements regarding:

  •
  our expectations regarding our financial performance, including revenues, expenses, gross margins, capital expenditures and income taxes, including our full-year 2010 effective tax rate and tax benefits attributable to net operating losses, or NOLs;

  •
  our expectations regarding the commercialization and manufacturing of CUBICIN® (daptomycin for injection), including our expectations with respect to the ability of our single source provider of CUBICIN active pharmaceutical ingredient, or API, to complete the expansion of its manufacturing facility to meet anticipated CUBICIN demand;

  •
  our expectations regarding the strength of our intellectual property portfolio protecting CUBICIN and our patent infringement lawsuit against Teva Parenteral Medicines, Inc., or Teva, and its affiliates in connection with the February 9, 2009, notification to us by Teva that it had submitted an Abbreviated New Drug application, or ANDA, to the U.S. Food and Drug Administration, or FDA, seeking approval to market a generic version of CUBICIN before the expiration of certain of the patents covering CUBICIN;

  •
  our expectations regarding our drug candidates, including the development, regulatory review and commercial potential of such drug candidates and the costs and expenses related thereto;

  •
  our estimates relating to future milestone payments to the former shareholders of Calixa Therapeutics Inc., or Calixa, and our expectations regarding advancing the clinical programs of CXA-101 and CXA-201, including our expectations to file a new drug application for indications cUTI and cIAI and pursue the development of CXA-201 as a potential treatment for hospital- and ventilator-associated pneumonia;

  •
  the continuation or termination of our collaborations and our other significant agreements and our ability to establish and maintain successful manufacturing, supply, sales and marketing, distribution and development collaborations and other arrangements;

  •
  our expected efforts to evaluate product candidates and build our pipeline;

  •
  the liquidity and credit risk of securities, particularly auction rate securities, that we hold as investments;

  •
  the impact of new accounting pronouncements;

  •
  our expectations regarding the impact of U.S. healthcare reform legislation, including the expected impact of Medicaid rebates;

  •
  our future capital requirements and capital expenditures and our ability to finance our operations, debt obligations and capital requirements;

  •
  our intent to use a portion of the net proceeds of this offering to repurchase a portion of our 2013 notes; and

  •
  our expectations regarding the impact of ordinary course legal proceedings.

        Many factors could cause our actual results to differ materially from these forward-looking statements. These factors include the following:

  •
  the level of acceptance of CUBICIN by physicians, patients, third-party payors and the medical community;

  •
  any changes in the current or anticipated market demand or medical need for CUBICIN, including as a result of the slowing or lack of growth, or possible decline, of the incidence of methicillin-resistant Staphylococcus aureus (S. aureus), or MRSA, skin and bloodstream infections or the economic downturn in the U.S. and around the world;

  •
  any unexpected adverse events related to CUBICIN, particularly as CUBICIN is used in the treatment of a growing number of patients around the world;

  •
  the effectiveness of our sales force and our sales force's ability to access targeted physicians;

  •
  an adverse result in the litigation that we filed against Teva to defend and/or assert our patents in connection with Teva's February 2009 notification to us that it had submitted an ANDA to the FDA seeking approval to market a generic version of CUBICIN and the expense and management time commitment associated with the litigation;

  •
  whether or not other third parties may seek to market generic versions of CUBICIN or any other products that we commercialize in the future by filing ANDAs with the FDA and the results of any litigation that we file to defend and/or assert our patents against such third parties;

  •
  competition in the markets in which we and our partners market CUBICIN, including marketing approvals for new products that will be competitive with CUBICIN;

  •
  the effect that the results of ongoing or future clinical trials of CUBICIN may have on its acceptance in the medical community;

  •
  the impact of the results of ongoing or future trials for drug candidates that we are currently developing or may develop in the future;

  •
  whether the FDA accepts proposed clinical trial protocols in a timely manner for additional studies of CUBICIN and our drug candidates as well as our ability to conduct successful clinical trials in a timely manner and other risks that may cause our trials to be delayed or stopped;

  •
  the impact of the results of ongoing or future trials for drug candidates that we are currently developing or that are or will be conducted by our collaborators and others for indications that we do not have rights to but which are relevant to research and development activities;

  •
  whether our partners will receive, and the potential timing of, regulatory approvals or clearances to market CUBICIN in countries where it is not yet approved;

  •
  the ability of our third-party manufacturers, including our single source provider of CUBICIN API, to manufacture, release and deliver sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN in order to meet market demand and to do so at an acceptable cost;

  •
  the ability of our CUBICIN API manufacturer to complete the expansion of its manufacturing facility for CUBICIN API, including the receipt of any required regulatory approvals, on a timely basis in order to meet anticipated future demand for CUBICIN;

  •
  our ability to discover, acquire or in-license drug candidates, the costs related thereto, and the high level of competition from other companies that are also seeking to discover, acquire or in-license the same or similar drug candidates;

  •
  our ability to develop and achieve commercial success, and secure sufficient quantities of supply for such development and commercialization, for our existing and future drug candidates, particularly as we are managing multiple programs and opportunities and continue to seek to maximize the commercial success of CUBICIN;

  •
  our ability to integrate successfully the operations of any business that we may acquire and the potential impact of any future acquisition on our financial results;

  •
  unanticipated changes in our expectations for revenues, expenses or capital expenditures, and any changes in the key factors that go into the calculation of our 2010 effective tax rates;

  •
  the impact of recently enacted and any future healthcare reform legislation in the U.S.;

  •
  legislative and policy changes in the U.S. and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved;

  •
  changes in government reimbursement for our or our competitors' products;

  •
  our dependence upon collaborations and alliances, particularly our ability to work effectively with our partners and our partners' ability to meet their obligations and perform effectively under our agreements;

  •
  our ability to grow our employee base and infrastructure in order to support the continued growth of our business;

  •
  our ability to finance our operations;

  •
  potential costs resulting from product liability or other third-party claims;

  •
  our ability to protect our proprietary technologies; and

  •
  a variety of risks common to our industry, including healthcare reform in jurisdictions outside the U.S. where our products are sold, which may negatively impact our business, ongoing regulatory review, public and investment community perception of the biopharmaceutical industry, statutory or regulatory changes including with respect to federal and state taxation, and our ability to attract and retain talented employees.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the convertible notes that we are offering will be approximately $             after deducting the estimated underwriting discount and offering expenses payable by us. If the underwriters exercise in full their over-allotment option to purchase up to            an additional $37,500,000 principal amount of convertible notes, we estimate the net proceeds will be approximately $            . We intend to use a portion of the net proceeds of this offering to repurchase a portion of our 2013 notes through privately negotiated transactions. The 2013 notes bear interest at a rate of 2.25% per annum and mature on June 15, 2013.

        Although we have not yet fully identified any other specific uses for the remaining net proceeds, we currently anticipate using the remaining net proceeds for the following purposes:

  •
  increased investment in building our clinical development pipeline and/or adding commercial products via internal and external sources; and

  •
  working capital and general corporate purposes.

        In addition, we may use a portion of the remaining net proceeds of this offering to acquire or invest in businesses, products, services or technologies complementary to our current business, through mergers, acquisitions, in-licensing, joint ventures and similar strategic transactions.

        Accordingly, we will retain broad discretion as to the allocation of the net proceeds of this offering. We intend to invest the net proceeds of this offering in interest-bearing investment grade securities pending the above uses.

 MARKET PRICE AND DIVIDENDS

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "CBST." The following table sets forth, for the period indicated, the high and low sale prices per share of the common stock as reported by the NASDAQ Global Select Market.

	Price Range of Common Stock
	High	Low
Year Ending December 31, 2010
First Quarter	$23.50	$18.66
Second Quarter	$24.38	$19.65
Third Quarter	$24.10	$20.08
Fourth Quarter (through October 15)	$25.48	$23.02
Year Ended December 31, 2009
First Quarter	$25.50	$13.81
Second Quarter	$19.75	$15.60
Third Quarter	$22.39	$16.27
Fourth Quarter	$20.25	$16.50
Year Ended December 31, 2008
First Quarter	$22.10	$16.54
Second Quarter	$21.33	$17.05
Third Quarter	$24.00	$17.70
Fourth Quarter	$28.74	$16.25

        On October 15, 2010, the last reported sale price of the common stock on the NASDAQ Global Select Market was $25.23.

        As of September 30, 2010, we had 59,145,736 shares of common stock outstanding and there were 158 shareholders of record. This figure does not reflect persons or entities that hold their stock in nominee or "street" name through various brokerage firms.

        We have never declared or paid cash dividends on our capital stock and do not anticipate paying any dividends in the foreseeable future. We intend to retain future earnings, if any, to operate and expand our business. Payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and any potential legal restrictions.

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents and investments and our capitalization as of June 30, 2010.

        You should read the data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes for the year ended December 31, 2009, which are contained in our Annual Report on Form 10-K filed with the SEC on February 26, 2010, and in our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the SEC on July 30, 2010, incorporated by reference in this prospectus.

As of June 30, 2010
Actual
(in thousands, except share data)
Cash, cash equivalents and investments	$562,824

Total long-term debt:
2.25% convertible subordinated notes due 2013, net	252,406
Stockholders' equity:
Preferred stock, non-cumulative; convertible, $0.001 par value; authorized 5,000,000 shares; no shares issued and outstanding	—
Common stock, $.001 par value; authorized 150,000,000 shares; 58,854,222 shares issued and outstanding	59
Additional paid-in capital	740,512
Accumulated other comprehensive income	7,043
Accumulated deficit	(190,434)

Total stockholders' equity	557,180

Total capitalization	$809,586

DESCRIPTION OF NOTES

        We will issue the convertible notes under an indenture to be dated as of the date of initial issuance of the convertible notes (the "indenture") between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following description summarizes some, but not all, of the provisions of the convertible notes and the indenture. This summary is subject to and is qualified by reference to all the provisions of the convertible notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the convertible notes. The terms of the convertible notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). A copy of the indenture is available as described under "Where You Can Find More Information."

        In this "Description of Notes" section, when we refer to "Cubist," "we," "our," or "us," we are referring to Cubist Pharmaceuticals, Inc. and not to any of its subsidiaries.

General

        We are offering $250,000,000 aggregate principal amount of convertible notes, or $287,500,000 aggregate principal amount if the underwriters' over-allotment option to purchase additional notes is exercised in full. The convertible notes will:

  •
  be our general unsecured, senior obligations ranking equally in right of payment to all of our future senior unsecured indebtedness, if any;

  •
  bear cash interest at the annual rate of      % commencing on the date of original issuance, payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2011;

  •
  subject to satisfaction of certain conditions, be convertible at an initial conversion rate of                shares of common stock per $1,000 principal amount of convertible notes (equivalent to an initial conversion price of $        per share of common stock) into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "—Conversion Rights" and subject to adjustment as described under "—Conversion Rights—Conversion Rate Adjustments" below;

  •
  not be redeemable prior to maturity;

  •
  be subject to repurchase by us for cash at the option of the holders following a fundamental change (as defined below under "—Repurchase at Option of the Holder Upon a Fundamental Change"), at a repurchase price equal to 100% of the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

  •
  be issued only in denomination of $1,000 or in integral multiples of $1,000;

  •
  mature on November 1, 2017, unless earlier converted or repurchased; and

  •
  be represented by one or more global securities, but in certain limited circumstances may be represented by notes in definitive certificated form. See "—Book-Entry, Delivery and Form."

        We may, without the consent of the holders of the convertible notes, issue additional notes under the indenture having the same ranking, interest rate, maturity and other terms and with the same CUSIP numbers as the convertible notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue as the convertible notes offered hereby for U.S. federal income tax purposes. Any of these additional notes will, together with the convertible notes offered hereby, constitute a single series of notes under the indenture. Holders of any additional notes will have the right to vote together with holders of the convertible notes offered hereby as one class.

        Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture and no sinking fund is provided for the convertible notes, which means that we are not required to redeem or retire the convertible notes periodically. You are not protected under the indenture in the event of a highly leveraged transaction or a change in control of Cubist or in the event of a decline in our credit rating as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect holders of the convertible notes, except to the extent described under "—Repurchase at Option of the Holder Upon a Fundamental Change," "—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change" and "—Consolidation, Merger and Sale of Assets."

        We do not intend to list the convertible notes on any securities exchange or any automated inter-dealer quotation system.

Interest; Payments on the Convertible Notes

        The convertible notes will bear cash interest at the annual rate of      % commencing on the date of original issuance. Interest will be payable on May 1 and November 1 of each year, beginning on May 1, 2011. Interest will be paid to the person in whose name a convertible note is registered at the close of business on the April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the convertible notes will accrue and be paid on the basis of a 360-day year composed of twelve 30-day months.

        We will pay the principal of, and interest on, convertible notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

        We will pay the principal of any certificated note at the office or agency designated by us for that purpose. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $2.0 million or less, by check mailed to the holders of these notes or (ii) to holders having an aggregate principal amount of more than $2.0 million, either by check mailed to the these holders or, at the election of the holder and the holder's providing us with wire transfer instructions at least 10 business days prior to the relevant payment date, by wire transfer in immediately available funds (which election shall remain in effect until the holder notifies us in writing to the contrary).

        We will make any payment on the convertible notes due on any day that is not a business day on the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date, and no interest will accrue on the payment for the additional period of time.

        We will maintain an office where the convertible notes may be presented for registration, transfer, exchange or conversion. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the convertible notes will be issued only in fully-registered book entry form, without coupons, and will be represented by one or more global notes. There will be no service charge for any registration of transfer or exchange of convertible notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

        Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of Default."

Conversion Rights

  General

        Prior to the close of business on the business day immediately preceding May 1, 2017, holders will have the right to convert their convertible notes only upon satisfaction of one or more of the conditions described under the headings "—Conversion Upon Satisfaction of Sale Price Condition," "—Conversion Upon Satisfaction of Trading Price Condition," and "—Conversion Upon Specified Corporate Events." On or after May 1, 2017, holders will have the right, at their option, to convert their convertible notes at any time until the close of business on the business day immediately preceding the maturity date, irrespective of the foregoing conditions. The conversion rate will initially be        shares of our common stock per $1,000 principal amount of convertible notes, subject to the adjustment as described under "—Conversion Rate Adjustments" below. This is equivalent to an initial conversion price of approximately $        per share. Upon conversion of convertible notes, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement Upon Conversion." If we satisfy our conversion obligation in solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 25 trading day observation period (as defined below under "—Settlement Upon Conversion"). The trustee will initially act as the conversion agent.

        A holder may convert fewer than all of such holder's convertible notes so long as the convertible notes being converted are a multiple of $1,000 principal amount.

        If a holder has surrendered its convertible notes for repurchase upon a fundamental change, the holder may only convert those convertible notes if that holder first withdraws its repurchase exercise notice in accordance with the indenture.

        Holders may surrender their convertible notes for conversion under the following circumstances:

  Conversion Upon Satisfaction of Sale Price Condition

        Prior to the close of business on the business day immediately preceding May 1, 2017, a holder may surrender all or a portion of its convertible notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2011 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        "Trading day" means a day on which (i) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, "trading day" means a "business day."

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

  Conversion Upon Satisfaction of Trading Price Condition

        Prior to the close of business on the business day immediately preceding May 1, 2017, a holder of convertible notes may surrender its convertible notes for conversion during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of convertible notes, as determined following a request by a holder of convertible notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

        The "trading price" of the convertible notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5 million principal amount of convertible notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5 million principal amount of convertible notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of convertible notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If (x) we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) if we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of the convertible notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate for each trading day on which such failure occurs.

        The bid solicitation agent (if other than us) shall have no obligation to determine the trading price of the convertible notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a convertible note requests in writing that we make such a determination and provides us with reasonable evidence that the trading price per $1,000 principal amount of convertible notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of the convertible notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of convertible notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of convertible notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

        We will initially act as the bid solicitation agent.

        In no event shall the trustee or conversion agent be responsible for making any calculations under the indenture or for determining amounts to be paid or for monitoring any stock price. For the avoidance of doubt, the trustee and the conversion agent shall rely conclusively on the calculations and information provided to them by us as to daily VWAP, trading price, daily conversion value, daily settlement amount and last reported sale price. Nor shall the trustee or the conversion agent be charged with knowledge of or have any duties to monitor any measurement period or observation period.

  Conversion Upon Specified Corporate Events

  Certain Distributions

        If, prior to the close of business on the business day immediately preceding May 1, 2017, we elect to:

  •
  issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the five consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

  •
  distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the convertible notes at least 35 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their convertible notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the convertible notes are not otherwise convertible at such time.

  Certain Corporate Events

        If a transaction or event that constitutes a "fundamental change" (as defined under "—Repurchase at Option of the Holder Upon a Fundamental Change") or a "make-whole fundamental change" (as defined under "—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change") occurs prior to the close of business on the business day immediately preceding May 1, 2017, regardless of whether a holder has the right to require us to repurchase the convertible notes as described under "—Repurchase at Option of the Holder Upon a Fundamental Change," or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets, the convertible notes may be surrendered for conversion at any time from or after the date that is 35 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 35 scheduled trading days prior to the anticipated effective date of such transaction; or (ii) if we do not have knowledge of such transaction at least 35 scheduled trading days prior to the anticipated effective date of such transaction, within two business days of the earlier of (x) the date upon which we receive notice, or otherwise become aware, of the anticipated effective date of such transaction and (y) the actual effective date of such transaction.

  Conversions On or After May 1, 2017

        On or after May 1, 2017, a holder may convert any of its convertible notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions.

  Settlement Upon Conversion

        Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method."

        All conversions occurring on or after May 1, 2017 will be settled using the same settlement method. Prior to May 1, 2017, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different trading days. That is, we may choose on one trading day to settle conversions in physical settlement, and choose on another trading day cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of such settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or, in the case of any conversions occurring on or after May 1, 2017, no later than May 1, 2017). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of convertible notes will be deemed to be $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of convertible notes, such specified dollar amount will be deemed to be $1,000.

        Settlement amounts will be computed as follows:

  •
  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of convertible notes being converted a number of shares of common stock equal to the conversion rate;

  •
  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of convertible notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive trading days during the related observation period; and

  •
  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of convertible notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 25 consecutive trading days during the relevant observation period.

        The "daily settlement amount," for each of the 25 consecutive trading days during the observation period, shall consist of:

  •
  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of convertible notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the "specified dollar amount"), if any, divided by 25 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

  •
  if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

        The "daily conversion value" means, for each of the 25 consecutive trading days during the observation period, 4% of the product of (i) the conversion rate on such trading day and (ii) the daily VWAP of our common stock on such trading day.

        The "daily VWAP" means, for each of the 25 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "CBST <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

        The "observation period" with respect to any convertible note surrendered for conversion means:

  •
  if the relevant conversion date occurs prior to the 30th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading day period beginning on, and including, the second trading day after such conversion date; and

  •
  if the relevant conversion date occurs on or after the 30th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day immediately preceding the maturity date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, "trading day" means a "business day."

        For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the primary United States national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

        Except as described under "—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change" and "—Recapitalizations, Reclassifications and Changes of Our Common Stock," we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

        We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP of the common stock on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

        Each conversion will be deemed to have been effected as to any convertible notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

  Conversion Procedures

        If you wish to exercise your conversion right and you hold a certificated note, you must (i) complete and deliver an irrevocable conversion notice to the conversion agent; (ii) deliver the convertible note to the conversion agent; and (iii) if required in accordance with the immediately succeeding paragraph, pay funds equal to the interest payable on the next interest payment date to which you are not entitled. If you wish to exercise your conversion right and you hold a beneficial interest in a global note, you must (ii) comply with DTC's procedures for converting a beneficial interest in a global note and (ii) if required in accordance with the immediately succeeding paragraph, pay funds equal to the interest payable on the next interest payment date to which you are not entitled. We refer to the date you satisfy all of the relevant requirements for conversion described in this paragraph as the "conversion date." If you hold a certificated note, you may obtain copies of the required form of the conversion notice from the conversion agent.

        Except as described below, we will not make any separate cash payment for accrued and unpaid interest, if any, upon conversion of convertible notes. Our payment and delivery, as the case may be, to you of the consideration into which a convertible note is convertible will be deemed to satisfy in full our obligation to pay the principal amount of the convertible note and accrued but unpaid interest, if any, attributable to the period from, and including, the most recent interest payment date to, but excluding, the conversion date. As a result, accrued but unpaid interest, if any, to, but excluding, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of convertible notes into a combination of cash and shares of our common stock, accrued but unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

        Notwithstanding the immediately preceding paragraph, if convertible notes are submitted for conversion after the close of business on a regular record date and prior to the open of business on the immediately following interest payment date, holders of such notes as of the close of business on such regular record date will receive the full amount of interest payable on such notes on such interest payment date notwithstanding the conversion, and convertible notes surrendered for conversion must be accompanied by funds equal to the amount of interest payable on the principal amount of convertible notes being converted; provided that no such payment need be made:

  •
  for conversions following the regular record date immediately preceding the maturity date;

  •
  if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

  •
  to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such convertible note.

        As a result of the foregoing provisions, if one of the exceptions described in the proviso of the immediately preceding sentence does not apply and you surrender your convertible notes for conversion on a date that is not an interest payment date, you will not receive any interest for the period from the interest payment date next preceding the conversion date or for any later period and we will not adjust the conversion rate to account for any accrued but unpaid interest.

        If a holder converts convertible notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        If a holder has already delivered a repurchase exercise notice as described under "—Repurchase at Option of the Holder Upon a Fundamental Change" with respect to a convertible note, the holder may not surrender that convertible note for conversion until the holder has withdrawn the repurchase exercise notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase exercise notice and convert the convertible notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Conversion Rate Adjustments

        The conversion rate will be adjusted, without duplication, upon the occurrence of any of the events described below, except that we will not make any adjustment to the conversion rate if the holders of the convertible notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the convertible notes, in any of the events described below without having to convert their convertible notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

        (1)   If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

        where,

        CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

        CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

        OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

        OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (2)   If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the five consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

        where,

        CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

        CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

        OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

        X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

        Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

        In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the five consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

  •
  spin-offs as to which the provisions set forth below in this clause (3) shall apply; and

  •
  non-separate rights;

then the conversion rate will be increased based on the following formula:

        where,

        CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

        CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

        SP0 = the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

        FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

        Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than the "SP0" (as defined above), in lieu of the foregoing increase, each holder of a convertible note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are or, when issued, will be listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

        where,

        CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

        CR1 = the conversion rate in effect immediately after the end of the valuation period;

        FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "—Conversion Upon Satisfaction of Sale Price Condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first five consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and

        MP0 = the average of the last reported sale prices of our common stock over the valuation period.

        The adjustment to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion during the valuation period, references in the preceding paragraph with respect to five trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate.

        (4)   If we make any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

        where,

        CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

        CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

        SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex dividend date for such dividend or distribution; and

        C = the amount in cash per share we distribute to holders of our common stock.

        Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a convertible note shall receive, for each $1,000 principal amount of convertible notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

        (5)   If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the conversion rate will be increased based on the following formula:

        where,

        CR0 = the conversion rate in effect immediately prior to the close of business on the trading day next succeeding the date such tender or exchange offer expires;

        CR1 = the conversion rate in effect immediately after the close of business on the trading day next succeeding the date such tender or exchange offer expires;

        AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

        OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

        OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

        SP1 = the last reported sale price of our common stock on the trading day next succeeding the date such tender or exchange offer expires.

        The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the trading day next succeeding the date such tender or exchange offer expires.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its convertible notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement Upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. In addition, we will not adjust the conversion rate for guarantees issued in respect of any of our outstanding securities.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

        Subject to the immediately succeeding paragraph, if we issue to all or substantially all holders of our common stock pursuant to a stockholder rights plan any rights, options or warrants to subscribe for or purchase shares of our capital stock, including our common stock, that are only exercisable upon the occurrence of certain triggering events, then:

  •
  we will not increase the conversion rate pursuant to clause (3) above until the earliest of these triggering events occurs; and

  •
  we will decrease the conversion rate to the extent any of these rights, options or warrants expire or terminate without exercise by the holders thereof, as if such rights, options or warrants had not been issued.

        To the extent that we have a stockholder rights plan in effect upon conversion of the convertible notes, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan (which, prior to separation, we refer to herein as "non-separate rights"), unless prior to any conversion the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be increased at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to decrease in the event of the expiration, termination or redemption of such rights. A distribution of rights pursuant to such a stockholder rights plan will not trigger a conversion rate adjustment pursuant to clause (3) above if holders of the convertible notes participate in such distribution on an as-converted basis in accordance with the first paragraph set forth under this "—Conversion Rate Adjustments" section.

        In the event of a taxable distribution to holders of our common stock that results in an adjustment of the conversion rate, you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of our common stock. See "Certain Material U.S. Federal Tax Considerations."

        In addition to these adjustments, we may increase the conversion rate as our board of directors or a committee thereof considers advisable to avoid or diminish any income tax to holders of our common stock or rights to purchase our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 business days if our board of directors or a committee thereof has determined that such increase would be in our best interests. If our board of directors or a committee thereof makes such a determination, it will be conclusive. We will give you at least 15 days' advance notice of such an increase in the conversion rate.

        Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the convertible notes are first issued;

  •
  solely for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest, if any.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

        Simultaneously with an adjustment of the conversion rate, we will disseminate a press release detailing the new conversion rate and other relevant information.

Recapitalizations, Reclassifications and Changes of Our Common Stock

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

  •
  any statutory share exchange,

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of convertible notes will be changed into a right to convert such principal amount of convertible notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of convertible notes, as set forth under "—Settlement Upon Conversion" and (ii)(x) any amount payable in cash upon conversion of the convertible notes as set forth under "—Settlement Upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the convertible notes as set forth under "—Settlement Upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the convertible notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

        If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of convertible notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under "—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third scheduled trading day immediately following the conversion date.

        We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the period used to determine the "stock price" for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the relevant period.

Repurchase at Option of the Holder Upon a Fundamental Change

        If a "fundamental change" (as defined below) occurs at any time prior to maturity, holders will have the right to require us to repurchase for cash their convertible notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The cash price we are required to pay is equal to 100% of the principal amount of the convertible notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (unless such fundamental change repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on such regular record date and the fundamental change repurchase price will be equal to 100% of the principal amount of the convertible notes to be repurchased). For a discussion of the U.S. federal income tax treatment of a holder receiving cash, see "Certain Material U.S. Federal Tax Considerations."

        We will notify holders, the trustee and the conversion agent (if other than the trustee) (i) at least 35 scheduled trading days prior to the anticipated effective date of a fundamental change; or (ii) if we do not have knowledge of a fundamental change at least 35 scheduled trading days prior to the anticipated effective date of such transaction, within two business days of the earlier of (x) the date upon which we receive notice, or otherwise become aware, of the anticipated effective date of such fundamental change and (y) the actual effective date of such fundamental change.

        A "fundamental change" will be deemed to have occurred at the time after the convertible notes are originally issued if any of the following occurs:

  (1)
  our common stock (or other common stock into which the convertible notes are then convertible) ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

  (2)
  any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries and any of our or their employee benefit plans;

  (3)
  we merge or consolidate with or into any other person (other than one of our subsidiaries), another person merges or consolidates with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person in one transaction or a series of related transactions, other than any transaction:

  •
  that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock; or

  •
  pursuant to which the holders of all classes of our common equity immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all classes of the capital stock of the continuing or surviving entity or transferee or the parent thereof entitled to vote generally in the election of directors or mangers of the continuing or surviving entity or transferee or the parent thereof immediately after the transaction in substantially the same proportions as such entitlement immediately prior to such transaction; or

  (4)
  our stockholders approve any plan or proposal for the liquidation or dissolution of us.

        However, notwithstanding the foregoing, a transaction or transactions described in clause (2) or (3) above will not constitute a fundamental change and holders of the convertible notes will not have the right to require us to repurchase any convertible notes (and we will not be required to deliver the notice incidental thereto) if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' or appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a fundamental change under clause (2) and/or clause (3) above consists of shares of common stock that are listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so traded or quoted immediately following such transaction or transactions and, as a result of the transaction or transactions, the convertible notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' or appraisal rights (subject to the settlement provisions set forth under "—Settlement Upon Conversion").

        For purposes of the foregoing, whether a person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, and "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        The term "capital stock" of any person means (a) in the case of a corporation, corporate stock of such person, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such person, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such person and (d) in the case any other legal form, any other interest or participation of such person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such person.

        In addition to the notice required pursuant to the second paragraph of this "—Repurchase at Option of the Holder Upon a Fundamental Change" section, on or before the 15th business day after the date on which a fundamental change becomes effective, we will provide to all holders of the convertible notes, the trustee and the conversion agent (if other than the trustee) a notice of the occurrence of the fundamental change and of the resulting repurchase right (the "fundamental change repurchase right notice").

        Each fundamental change repurchase right notice will state, among other things:

  •
  the event or events giving rise to the fundamental change;

  •
  if the fundamental change also constitutes a make-whole fundamental change;

  •
  the conversion rate and any adjustments to the conversion rate;

  •
  the effective date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  that the convertible notes with respect to which a repurchase exercise notice (as defined below) has been given by the holder may be converted only if the holder withdraws the repurchase exercise notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their convertible notes.

        Simultaneously with providing such fundamental change repurchase right notice, we will issue a press release and publish the information through a public medium customary for such press releases.

        To exercise the fundamental change repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on the second business day immediately preceding the fundamental change repurchase date, the convertible notes to be purchased, duly endorsed for transfer, together with a written notice exercising your right to require us to repurchase your convertible notes or a portion thereof (the "repurchase exercise notice") duly completed, to the paying agent. Your repurchase exercise notice must state:

  •
  if certificated, the certificate numbers of the convertible notes to be delivered for repurchase;

  •
  the portion of the principal amount of convertible notes to be purchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the convertible notes are to be purchased by us as of the fundamental change repurchase date pursuant to the applicable provisions of the convertible notes and the indenture.

        If the convertible notes are not in certificated form, your repurchase exercise notice must comply with appropriate DTC procedures.

        You may withdraw any repurchase exercise notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to 5:00 p.m., New York City time, on the second business day prior to the fundamental change repurchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn convertible notes;

  •
  if certificated convertible notes have been issued, the certificate numbers of the withdrawn convertible notes; and

  •
  the principal amount, if any, that remains subject to the repurchase exercise notice.

        If the convertible notes are not in certificated form, the withdrawal notice must comply with appropriate DTC procedures.

        We will be required to repurchase the convertible notes on a date (the "fundamental change repurchase date") chosen by us that is no less than 20 and no more than 35 business days after the date of the fundamental change repurchase right notice with respect to the occurrence of the relevant fundamental change repurchase event, subject to extension to comply with applicable law. To receive payment of the repurchase price, you must either effect book-entry transfer or deliver the convertible notes, together with necessary endorsements, to the office of the paying agent after delivery of the repurchase exercise notice. Holders will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the convertible notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the convertible notes on the fundamental change repurchase date, then:

  •
  the convertible notes will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the convertible notes is made or whether or not the convertible note is delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the convertible notes).

        In the event of a fundamental change, we will comply with the tender offer rules applicable to us under the Exchange Act. We will under the indenture:

  •
  comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

  •
  file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the convertible notes upon a fundamental change.

        No convertible notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the convertible notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such convertible notes).

        The rights of the holders to require us to repurchase their convertible notes upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of our common stock, or to obtain control of us by any means, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in other offerings of debt securities similar to the convertible notes that have been marketed by the underwriters. The terms of the fundamental change repurchase feature resulted from negotiations among the underwriters and us.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement, if applicable, that we offer to repurchase the convertible notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the convertible notes to require us to repurchase its convertible notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

        Our ability to repurchase convertible notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends, loans or other distributions from our subsidiaries and the terms of our then existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the convertible notes that might be delivered by holders of convertible notes seeking to exercise the repurchase right. In addition, we have, and may in the future incur, other indebtedness with similar fundamental change provisions permitting holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change

        If and only to the extent that you convert your convertible notes in connection with a fundamental change (as defined above in clause (2) or (3) of the definition thereof and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the carve-out set forth in the second bullet of clause (3) of the definition thereof, a "make-whole fundamental change"), we will, under certain circumstances, increase the conversion rate for the convertible notes so surrendered for conversion by a number of additional shares (the "additional shares"), as described below.

        Upon surrender of convertible notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "—Conversion Rights—Settlement Upon Conversion." However, if the consideration for our common stock in any make-whole fundamental change described in clause (3) of the definition of fundamental change is composed entirely of cash, for any conversion of convertible notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted convertible notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

        The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the effective date of the make-whole fundamental change and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in such make-whole fundamental change. If holders of our common stock receive only cash in a make-whole fundamental change described in clause (3) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock on each of the five consecutive trading days prior to, but excluding, the effective date of the make-whole fundamental change.

        A conversion of convertible notes by a holder will be deemed for these purposes to be "in connection with" a make-whole fundamental change if the conversion notice is received by the conversion agent on or after the effective date of the make-whole fundamental change and prior to the close of business on the business day immediately preceding the related fundamental change repurchase date as specified in the fundamental change repurchase right notice described under "—Repurchase at Option of the Holder Upon a Fundamental Change" (or, in the case of make-whole fundamental change that would have been a fundamental change but for the carve-out set forth in the second bullet of clause (3) of the definition of fundamental change, the 35th trading day following the actual effective date of the make-whole fundamental change).

        The stock prices set forth in the first row of the following table (i.e., the column headings) will be adjusted as of any date on which the conversion rate of the convertible notes is adjusted, as described above under "—Conversion Rate Adjustments." The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner, at the same time and for the same events as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the number of additional shares to be received per $1,000 initial principal amount of convertible notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
October 2010
November 1, 2011
November 1, 2012
November 1, 2013
November 1, 2014
November 1, 2015
November 1, 2016
November 1, 2017

        The exact stock price and effective date may not be set forth in the table above, in which case:

  •
  if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

  •
  if the stock price is more than $        per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

  •
  if the stock price is less than $        per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

        Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed                per $1,000 principal amount of convertible notes, subject to adjustment in the same manner, at the same time and for the same events as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Ranking

        The convertible notes are our general unsecured senior obligations ranking equally in right of payment to all of our future senior unsecured indebtedness, if any. All payments (including, without limitation, the payment of the principal of, and interest on, the convertible notes) will be equal in right of payment with all of our future senior unsecured indebtedness, if any, and senior in right of payment to our existing and future subordinated debt, including our 2013 notes. The convertible notes will be effectively junior to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness, including under our existing $90.0 million secured credit facility with RBS Citizens, although there are no currently outstanding borrowings under the credit facility. In addition, the convertible notes will be effectively subordinate in right of payment to all claims of the creditors of our subsidiaries, including trade creditors.

        A portion of our operations are, or in the future may be, conducted through subsidiaries. As a result, our cash flow and our ability to service our debt, including the convertible notes, may depend upon the earnings of our subsidiaries. In addition, we would depend on the distribution of earnings, loans or other payments by our subsidiaries to us.

        Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the convertible notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings.

        Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the convertible notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

        In December 2008, we entered into a $90.0 million revolving credit facility with RBS Citizens for general corporate purposes. Under the revolving credit facility, we may request to borrow at any time a minimum of $1.0 million up to the maximum of the available remaining credit. The facility will be secured by the pledge of a certificate of deposit issued by RBS Citizens and/or an RBS Citizens money market account equal to an aggregate of 102% of the outstanding principal amount of the loans, so long as such loans are outstanding. Interest expense on the borrowings can be based, at our option, on LIBOR plus a margin or the prime rate. Any borrowings under the facility are due on demand or upon termination of the revolving credit agreement.

        The convertible notes are not secured by our assets or those of our subsidiaries. The indenture does not limit our ability to incur indebtedness, including secured debt. Accordingly, the convertible notes will be effectively subordinated to any of our future secured debt to the extent of the assets securing that debt, including under our existing credit facility with RBS Citizens, although there are no currently outstanding borrowings under the credit facility.

Events of Default

        Each of the following will constitute an event of default under the indenture:

  (1)
  we fail to pay the principal of any convertible note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

  (2)
  we fail to pay the interest on any convertible note when due and payable and such failure continues for a period of 30 days;

  (3)
  we fail to convert any convertible note in accordance with the indenture upon exercise of a holder's conversion right and such failure continues for 5 days;

  (4)
  we fail to provide timely notice as described under "—Repurchase at Option of the Holder Upon a Fundamental Change," "—Conversion Upon Specified Corporate Events" or "—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change," in each case when due and such failure continues for 30 days;

  (5)
  we fail to comply with our obligations under "—Consolidation, Merger and Sale of Assets";

  (6)
  we fail to perform any other agreement required of us in the indenture and such failure continues for 60 days after notice is given in accordance with the indenture;

  (7)
  any indebtedness for money borrowed by us or one of our significant subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by us) in an aggregate outstanding principal amount in excess of $25.0 million (or, at such time as our senior unsecured indebtedness is rated BBB+ or greater by Standard & Poor's Ratings Services ("S&P") or Baa1 or greater by Moody's Investors Services, Inc. ("Moody's"), in each case, with a stable or positive outlook (or if our senior unsecured indebtedness is not rated at such time by S&P or Moody's, our issuer rating is BBB+ or greater from S&P or Baa1 or greater from Moody's, in each case, with a stable or positive outlook), in an aggregate outstanding principal amount in excess of $50.0 million) is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice as provided in the indenture; and

  (8)
  specified events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

        The term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

        If an event of default, other than an event of default described in clause (8) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding convertible notes may declare the principal amount of the convertible notes to be immediately due and payable. If an event of default described in clause (8) above occurs with respect to us, the principal amount of the convertible notes will automatically become immediately due and payable.

        Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default during the first 180 days after the occurrence of an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "—Reports" below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the convertible notes at a rate equal to

  •
  0.25% per annum of the principal amount of the convertible notes outstanding for each day during which such event of default is continuing during the 90-day period beginning on, and including, the date on which such an event of default first occurs; and

  •
  0.50% per annum of the principal amount of the convertible notes outstanding for each day during which such event of default is continuing during the 90-day period beginning on, and including, the 91st day following, and including, the date on which such an event of default first occurs.

        If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the convertible notes. On the 181st day after such event of default (if such event of default is not cured or waived prior to such 181st day), the convertible notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of convertible notes in the event of the occurrence of any other event of default. If we do not elect to pay the additional interest following an event of default in accordance with this paragraph, the convertible notes will be immediately subject to acceleration as provided above.

        To elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the convertible notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the convertible notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the convertible notes may, except with respect to the nonpayment of principal or interest or with respect to the failure to pay and/or deliver the consideration due upon conversion, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived.

        Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the fundamental change repurchase price, if applicable) of;

  •
  accrued and unpaid interest, if any, on; and

  •
  the consideration due upon conversion of,

its convertible notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

        Subject to the trustee's duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity satisfactory to it. Subject to the indenture, applicable law and the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding convertible notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the convertible notes.

        No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the convertible notes then outstanding have made a written request and have offered reasonable indemnity to the trustee satisfactory to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the convertible notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any convertible note on or after the applicable due date or the right to convert the convertible notes in accordance with the indenture.

        Generally, the holders of a majority of the aggregate principal amount of outstanding convertible notes may waive any default or event of default unless:

  •
  we fail to pay principal or interest on any convertible note when due;

  •
  we fail to convert any convertible note in accordance with the provisions of the convertible note and the indenture; or

  •
  we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding convertible note affected.

        We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officers' knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

        Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification, Waiver and Amendment

        Subject to certain exceptions, we and the trustee may amend or supplement the indenture or the convertible notes with the consent of the holders of a majority in aggregate principal amount of the outstanding convertible notes. In addition, the holders of a majority in aggregate principal amount of the outstanding convertible notes may waive our compliance with certain provisions of the indenture. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding convertible note if such amendment, supplement or waiver would:

  •
  change the stated maturity of the principal of, or interest on, any convertible note;

  •
  reduce the principal amount of or interest on any convertible note;

  •
  reduce the amount of principal payable upon acceleration of the maturity of any convertible note;

  •
  change the place or currency of payment of principal of, or interest on, any convertible note;

  •
  impair the right to institute suit for the enforcement of any payment on, or with respect to, any convertible note;

  •
  modify the provisions with respect to our obligation to repurchase convertible notes upon a fundamental change in a manner adverse to holders;

  •
  change the ranking of the convertible notes;

  •
  adversely affect the right of holders to convert convertible notes other than as provided in the indenture;

  •
  reduce the percentage in principal amount of outstanding convertible notes required for modification or amendment of the indenture;

  •
  reduce the percentage in principal amount of outstanding convertible notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify provisions with respect to modification and waiver (including waiver of events of default) in a manner adverse to the holders of the convertible notes.

        We and the trustee may amend or supplement the indenture or the convertible notes without notice to, or the consent of, the holders to:

  •
  cure any ambiguity, defect or inconsistency that does not adversely affect holders of the convertible notes;

  •
  provide for the assumption by a successor entity of our obligations under the indenture;

  •
  add guarantees with respect to the convertible notes;

  •
  secure the convertible notes;

  •
  add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

  •
  make any other change that does not adversely affect the rights of any holder;

  •
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

  •
  conform the provisions of the indenture to the "Description of Notes" section in the preliminary prospectus, as supplemented by the related pricing term sheet.

        Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Consolidation, Merger and Sale of Assets

        We may not, directly or indirectly, consolidate with or merge with or into any person, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless:

  •
  the successor or transferee person, if not us, is a corporation or limited liability company organized and existing under the laws of the United States, any State of the United States, or the District of Columbia; provided that the property into which the notes will be convertible will be the stock or other equity of an entity that is a corporation for U.S. federal income tax purposes;

  •
  such person (if not us) expressly assumes by supplemental indenture our obligations on the convertible notes and under the indenture; and

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

        Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, successor or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the convertible notes and the indenture except in the case of any such lease.

        Notwithstanding anything to the contrary herein, we may merge with an affiliate solely for the purpose of reincorporating in another jurisdiction in the United States, any State of the United States or the District of Columbia, and we may convert into a limited liability company if the conditions set forth in the proviso of the first bullet above are satisfied.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase their convertible notes as described above.

Satisfaction and Discharge

        We may discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding convertible notes or by depositing with the trustee or delivering to the holders, as applicable, after the convertible notes have become due and payable, whether at maturity, any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of our common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Transfer and Exchange

        We have initially appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

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  vary or terminate the appointment of the security registrar, paying agent or conversion agent;

  •
  act as the paying agent;

  •
  appoint additional paying agents or conversion agents; or

  •
  approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

        We will cause all convertible notes surrendered for payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All convertible notes delivered to the trustee will be cancelled promptly by the trustee. No convertible notes will be authenticated in exchange for any convertible notes cancelled as provided in the indenture.

        We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), purchase convertible notes in the open market, by tender offer or exchange offer, by private agreement through counterparties or otherwise, whether by us or our subsidiaries, including by cash-settled swaps or other derivatives and, in each case, at any price. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture upon their purchase. Any convertible notes held by us or one of our subsidiaries will be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of note holders.

Replacement of Notes

        We will replace mutilated, destroyed, stolen or lost convertible notes at your expense upon delivery to the trustee of the mutilated convertible notes, or evidence of the loss, theft or destruction of the convertible notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed convertible note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such convertible note before a replacement convertible note will be issued.

Calculations in Respect of the Convertible Notes

        We will be responsible for making many of the calculations called for under the convertible notes. These calculations include, but are not limited to, determination of the last reported sale price of our common stock, accrued interest payable on the convertible notes and the conversion rate and any adjustments thereto. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of convertible notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively on the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of convertible notes upon the request of that holder.

Reports

        The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system or any successor system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

No Personal Liability of Directors, Officers, Employees or Stockholders

        No director, officer, employee, incorporator or stockholder of Cubist, as such, will have any liability for any obligations of Cubist under the convertible notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of convertible notes by accepting a convertible note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the convertible notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

        The indenture and the convertible notes, and any claim, controversy or dispute arising under or related to the indenture or the convertible notes, will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. has agreed to serve as the trustee, note registrar, paying agent and conversion agent under the indenture. The trustee will be permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the convertible notes, the trustee must eliminate such conflict or resign.

        The holders of a majority in principal amount of all outstanding convertible notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Book-Entry, Delivery and Form

        We will initially issue the convertible notes in the form of one or more global securities. Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, each global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You will hold your beneficial interests in each global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Convertible notes in definitive certificated form (called "certificated securities") will be issued only in certain limited circumstances described below.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by DTC, upon the deposit of each global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of convertible notes represented by such global security to the accounts of participants. The accounts to be credited will be designated by the underwriters. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in a global security.

        Owners of beneficial interests in global securities who desire to convert such interests should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the convertible notes represented by the global security for all purposes under the indenture and the convertible notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in a global security, you will not be entitled to have the convertible notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any convertible notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal of and interest on the convertible notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any convertible note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We expect that DTC will take any action permitted to be taken by a holder of convertible notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of convertible notes as to which such participant or participants has or have given such direction. However, if (i) DTC notifies us that it is unwilling or unable to continue as a depositary or ceases to be a clearing agency or (ii) there is an event of default under the convertible notes that is continuing and a beneficial owner requests that its convertible notes be exchanged for certificated securities, DTC will exchange the global security for certificated securities that it will distribute to its participants. Although we expect DTC to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share. The following description of our capital stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our preferred stock and common stock, please refer to our certificate of incorporation and by-laws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. Delaware's corporation law may also affect the terms of these securities.

Preferred Stock

        We have a class of undesignated preferred stock consisting of 5,000,000 shares, $0.001 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

        The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. Such rights may include voting and conversion rights which could adversely affect the holders of common stock. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends on common stock. Holders of preferred stock would typically be entitled to receive a preference payment in the event of a liquidation, dissolution or winding up before any payment is made to the holders of common stock. Additionally, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Common Stock

        We are authorized to issue up to 150,000,000 shares of common stock. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor and subject to any preferential dividend rights of any then outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Delaware Law and Certain Charter and By-Law Provisions

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years prior did own, 15% or more of the corporation's voting stock.

        Our Restated Certificate of Incorporation, as amended, or our Restated Certificate of Incorporation, and Amended and Restated By-Laws provide that any action required or permitted to be taken by our stockholders may be taken only at duly called annual or special meetings of the stockholders, and that special meetings may be called only by the chairman of the board of directors, the president or a majority of the board of directors. These provisions could have the effect of delaying until the next annual stockholders' meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities, including actions to remove directors. These provisions may also discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired all or a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting, and not by written consent.

        Our Restated Certificate of Incorporation and By-Laws provide that for nominations for the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice thereof in writing to our secretary. To be timely, except as otherwise provided by law, such notice must be given not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting of stockholders or, in the case of any special meeting, prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 97 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the seventh day after the day on which notice or public announcement of the date of such meeting was made. Our By-Laws also provide that, except as otherwise provided by law, a stockholder's advanced notice of the nomination of a director include information about (i) the stockholder giving such notice and its affiliates and associates, including material arrangements between the stockholder and its affiliates and associates, on the one hand, and the nominee, on the other hand, and derivative positions held and hedging transactions entered into by such stockholder or its affiliates and associates with respect to the Company's securities, and (ii) the director nominee, including the nominee's name, age, occupation, and addresses, and information regarding the nominee's ownership, derivative and hedging positions in Company securities. Our By-Laws have similar informational requirements for a notice regarding a stockholder proposal of business at an annual meeting to those applicable to director nominations by stockholders.

        The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless the corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of our outstanding voting stock to amend or repeal any of the foregoing provisions, or to reduce the number of authorized shares of common stock and preferred stock. A 75% vote is also required to amend or repeal any of the foregoing By-Law provisions. Such 75% stockholder vote would in either case be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might be outstanding at the time any such amendments are submitted to stockholders. The By-Laws may also be amended or repealed by a majority vote of the board of directors.

        Our Restated Certificate of Incorporation and By-Laws provide for the division of the board of directors into three classes, as nearly equal in size as possible, with staggered three-year terms. Any director may be removed only for cause and then only by the vote of a majority of the shares entitled to vote for the election of directors.

        Our Restated Certificate of Incorporation states that the board of directors, when considering a tender offer or merger or acquisition proposal, may take into account factors in addition to potential economic benefits to stockholders. Such factors may include (a) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of our capital stock, the estimated current value of our company in a freely negotiated transaction and the estimated future value of our company as an independent entity, and (b) the impact of such a transaction on our employees, suppliers and customers and its effect on the communities in which we operate.

        The foregoing provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.

        Our Restated Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or any stockholder's rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. Our Restated Certificate of Incorporation and By-Laws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

IN GENERAL

        The following is a summary of certain material U.S. federal income tax consequences (and, in the case of non-U.S. holders, estate tax consequences) to you of the ownership and disposition of the notes and shares of our common stock received upon conversion of the notes. It:

  •
  is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Department regulations all of which are subject to change (possibly with retroactive effect) or to different interpretations;

  •
  does not discuss the tax consequences to you if you do not hold the notes and any shares of our common stock received upon conversion of the notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes);

  •
  does not discuss the tax consequences to you if you do not purchase the notes in the initial offering for the original issue price;

  •
  does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances or that may be relevant to you because you are subject to special rules, such as rules applicable to banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, S corporations, U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar, insurance companies, dealers in securities or foreign currencies, traders in securities or foreign currencies that have elected the mark-to-market method of accounting, persons liable to alternative minimum tax, persons holding the notes as part of a hedge, straddle, "constructive sale," "conversion" or other integrated transaction, or former U.S. citizens or long-term residents subject to taxation as expatriates;

  •
  does not discuss the effect of any state, local or foreign laws; and

  •
  does not discuss tax consequences to an owner of notes held through a partnership or other pass-through entity.

Please consult your own tax advisor regarding the application of U.S. federal income tax laws to your particular situation and the consequences of U.S. federal estate and gift tax laws, state, local and foreign laws and tax treaties.

        As used in this section, a U.S. holder of a note means a beneficial owner of a note that is, for U.S. federal income tax purposes, a citizen or resident of the United States or any political subdivision thereof, a corporation created or organized in or under the laws of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) the trust is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) a valid election is in place to treat the trust as a U.S. person. As used in this section, a non-U.S. holder means a beneficial owner of a note that is not a U.S. holder.

TAX CONSEQUENCES TO U.S. HOLDERS

        This section applies to you if you are a U.S. holder.

Payments of interest

        In general, interest paid on a note will be taxable to you as ordinary income at the time it accrues or is received in accordance with your accounting method. If you are a cash method taxpayer, which is the case for most individuals, you must report interest on the notes in your income when you receive it. If you are an accrual method taxpayer, you must report interest on the notes in your income as it accrues.

        Under the terms of the notes, we are obligated to pay you amounts in excess of stated interest or principal in the event of our failure to comply with our reporting obligations as described under "Description of Notes—Events of Default." Although the matter is not free from doubt, we intend to take the position that the payment of additional amounts is a "remote" or "incidental" contingency and that additional amounts should be taxable as ordinary interest income at the time they are received or accrued in accordance with the holder's regular accounting method. It is possible, however, that the Internal Revenue Service (the "IRS") may take a different position, in which case the timing and amount of income inclusions by a holder may be affected.

Sale, exchange or redemption of the notes and sale or exchange of shares of our common stock

        On the sale, exchange or redemption of a note (including a repurchase at the option of a holder upon a "fundamental change but not conversion into common stock") or shares of our common stock received on conversion of a note:

  •
  You will have taxable gain or loss equal to the difference between the amount received by you (in the case of notes, other than amounts representing accrued and unpaid interest, which will be taxable to you as ordinary income) and your adjusted tax basis in the note or shares of our common stock. Your tax basis is, in the case of the note, the cost of the note to you (decreased by any principal payments you receive with respect to the note) and, in the case of shares of our common stock, the basis as described below under "Conversion."

  •
  Your gain or loss will generally be a capital gain or loss and will be a long-term capital gain or loss if you have a holding period for the note or common stock that is more than one year. The deductibility of capital losses is subject to limitation.

Conversion

        You generally will not recognize any income, gain or loss upon conversion of a note into shares of our common stock, except with respect to cash received in lieu of a fractional share of our common stock and any cash or stock attributable to accrued interest not previously included in income.

        If, upon conversion, we elect to satisfy our conversion obligation solely with shares of our common stock, your adjusted basis in the shares of our common stock received will be the same as your adjusted basis in the note at the time of the conversion, reduced by any basis allocable to a fractional share. The holding period for the shares of our common stock will generally include the holding period of the note converted (other than shares attributable to accrued interest).

        Your adjusted basis in shares of our common stock attributable to accrued interest generally will equal the amount of accrued interest included in income and the holding period with respect to such stock will begin on than the day following the date of conversion.

        Cash received in lieu of a fractional share of our common stock will be treated as a payment in exchange for a fractional share of our common stock and generally will result in capital gain or loss (measured by the difference between the cash received for the fractional share and your adjusted basis allocable to the fractional share).

        If, upon conversion, we elect to satisfy our conversion obligation solely with cash, such transaction will be treated as described in "—Sale, exchange or redemption of the notes and sale or exchange of shares of our common stock."

        If, upon conversion, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, it is likely that the transaction will be treated as a recapitalization for U.S. federal income tax purposes. Assuming the transaction is treated as a recapitalization:

  •
  in general, other than cash or common stock attributable to accrued interest or cash received in lieu of a fraction share, you will recognize gain to the extent that the cash and the fair market value of the common stock received exceed your adjusted tax basis in the notes converted

    (excluding basis attributable to a fractional share), but in no event will the amount of gain that you recognize exceed the amount of cash that you receive as purchase price. In addition, gain or loss shall be recognized with respect to cash received in lieu of a fractional share equal to the difference between the cash received with respect to such fractional share and the basis in the stock that is allocated to such fractional share;

  •
  you will not be able to recognize any taxable loss; and

  •
  your basis in the stock received (including the fractional share deemed to have been received) will be equal to your basis in the notes so converted plus any gain recognized minus any cash received. Your holding period in the stock received will include your holding period for the notes; however, your holding period in stock received attributable to accrued interest will begin on the day following the date of conversion.

        If, upon conversion, we elect to satisfy our conversion obligation with a combination of cash and shares of our common stock, and if the conversion is not treated as a recapitalization (or otherwise as a nontaxable transaction), then the conversion will be fully taxable and you will recognize taxable gain or loss as described in "—Sale, exchange or redemption of the notes and sale or exchange of shares of our common stock," with your amount realized equal to the cash (other than cash for accrued and unpaid interest, which will be taxable as interest) plus the fair market value of the common stock that you receive.

Constructive Distributions

        If at any time we were to make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes (or if we have any other convertible debt outstanding) and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes were increased, such increase would be a deemed distribution, taxable as a dividend to holders of the notes to the extent of our current and accumulated earnings and profits (and otherwise as discussed below), notwithstanding the fact that the holders do not receive a cash payment.

        If the conversion rate is increased upon the occurrence of certain events, such increase also may be a deemed distribution, taxable as a dividend to holders of the notes to the extent of our current and accumulated earnings and profits (and otherwise as discussed below), notwithstanding the fact that the holders do not receive a cash payment. In certain circumstances, the failure to adjust the conversion rate under the indenture may result in a deemed taxable distribution to holders of our common stock.

        If there is a deemed distribution, such distribution will be taxable as a dividend to the extent of our current and accumulated earnings and profits, and thereafter as a return of capital or capital gain in accordance with the tax rules applicable to corporate distributions, but may not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders or the dividends-received deduction applicable to certain dividends paid to corporate holders.

        Generally, an increase in the conversion rate under the indenture made pursuant to a bona fide reasonable adjustment formula in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable constructive distribution.

Distributions on shares of our common stock

        If, after you convert a note into shares of our common stock, we make a distribution in respect of that stock, the distribution will be treated as a dividend, generally taxable to you as ordinary income, to the extent it is paid from our current or accumulated earnings and profits. Certain holders (including U.S. individuals) may qualify for preferential rates of U.S. federal income taxation in respect of dividends received in taxable years beginning prior to January 1, 2011 if the holder meets certain holding period and other applicable requirements. U.S. corporations may be eligible for a dividends received deduction with respect to dividend income. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital up to your adjusted basis in the shares of our common stock. Any remaining excess will be treated as capital gain.

        If an event occurs that dilutes the note holders' interest and the conversion price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock dividend to them.

New Legislation

        Recently enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the notes or our common stock for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

        This section applies to you if you are a non-U.S. holder and the interest and gain you receive is not effectively connected with your conduct of a U.S. trade or business. If the interest and gain you receive is effectively connected with your conduct of a U.S. trade or business, you will be subject to rules similar to those described above for U.S. holders. Additionally, if you are a corporation, you could be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate). These rules are complex and you should consult with your tax advisors. This section assumes that we are at no time a "U.S. real property holding corporation." We believe that we are not a U.S. real property holding corporation and do not expect to become such a corporation, although there can be no assurance that we will not become such a corporation. If we do become a U.S. real property holding corporation, there could be adverse tax consequences to a non-U.S. holder.

Interest

        Subject to the discussion below concerning backup withholding, payments of interest on the notes by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that pursuant to the "portfolio interest" exception:

  •
  you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote,

  •
  you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us,

  •
  you are not a bank receiving interest on the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business, and

  •
  you satisfy certain certification requirements.

        Payments of interest on the notes that do not meet the above-described requirements will be subject to a U.S. federal income tax of 30% (or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty) collected by means of withholding.

Conversion

        You generally will not recognize any income, gain or loss on converting a note into shares of our common stock. If, upon conversion, we elect to satisfy our conversion obligation in cash or with a combination of cash and shares of our common stock, all or a part of the transaction may be treated as a sale or of the notes. See "—Sale, exchange or redemption of the notes and sale or exchange of shares of our common stock" below.

Dividends

        Subject to the discussion of backup withholding, below, dividends paid to you on shares of our common stock received on conversion of a note will be subject to a U.S. federal income tax of 30% (or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty) collected by means of withholding.

Sale, exchange or redemption of the notes and sale or exchange of shares of our common stock

        Subject to the discussion of backup withholding, below, you will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or redemption of the notes or the sale or exchange of shares of our common stock unless you are an individual present in the United States for at least 183 days during the year in which you dispose of the note or shares of our common stock, and other conditions are satisfied.

New Legislation

        Recently enacted legislation will impose certain increased certification and information reporting requirements. In the event of noncompliance with the revised certification requirements, 30% withholding tax could be imposed on payments to non-U.S. persons of interest, dividends or sales proceeds. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Such provisions will generally apply to payments made after December 31, 2012. This legislation may be subject to further modification or implementing regulations, which may result in additional substantive changes to the rules discussed herein. Prospective investors should consult their own tax advisors regarding this new legislation.

US FEDERAL ESTATE TAX

        A note held or beneficially owned by an individual who, for estate tax purposes, is not a citizen or resident of the United States at the time of death will not be includable in the decedent's gross estate for U.S. estate tax purposes, provided that (i) such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote and (ii) at the time of death, payments with respect to such note would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

        Common stock held or beneficially owned by an individual who, for estate tax purposes, is not a citizen or resident of the United States at the time of death will be included in the gross estate for the purpose of the U.S. federal estate tax unless otherwise provided by an applicable estate tax treaty. Estates of non-resident non-citizens are generally allowed a statutory credit which has the effect of offsetting the U.S. federal estate tax imposed on the first $60,000 of the taxable estate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

        Certain certification requirements may apply to both U.S. holders and non-U.S. holders to avoid backup withholding. We must report annually to the IRS and to each U.S. holder other than certain exempt recipients and non-U.S. holder any interest or dividend paid during the year. Copies of these information returns may also be made available under the provisions of a treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the certification you provided is incorrect. Backup withholding is not an additional tax. You may use the withheld amounts, if any, as a credit against your federal income tax liability.

UNDERWRITING

        We and the underwriters named below have entered into an underwriting agreement with respect to the convertible notes being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of convertible notes indicated in the following table.

Underwriters	Principal Amount of Convertible Notes
Goldman, Sachs & Co.	$
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
RBC Capital Markets Corporation
Total		$250,000,000

        The underwriters are committed to take and pay for all of the convertible notes being offered, if any are taken, other than the convertible notes covered by the option described below unless and until this option is exercised.

        If the underwriters sell more convertible notes than the total principal amount set forth in the table above, the underwriters have an option to buy up to an additional $37,500,000 in aggregate principal amount of convertible notes from us. They may exercise that option for 30 days. To the extent that the underwriters exercise this option, the underwriters will severally purchase convertible notes in approximately the same proportion as set forth in the table above.

        The following table shows the per note and total underwriting discount to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase an additional $37,500,000 in aggregate principal amount of convertible notes.

Paid by us	No Exercise	Full Exercise
Per convertible note	$	$
Total	$	$

        We and our directors and executive officers have agreed, during the period beginning on the date of this prospectus and continuing until the date 90 days after the date of this prospectus, and subject to limited exceptions (including, without limitation, an exception that allows us to issue up to 1,000,000 shares of common stock pursuant to collaborative licensing or marketing agreements or in connection with any strategic transaction), not to offer, sell, contract to sell or otherwise dispose of any shares of common stock, any securities substantially similar to the convertible notes or the common stock or any securities convertible, exchangeable or exercisable for common stock or substantially similar securities, without the prior written consent of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

        Convertible notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any convertible notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to            % of the principal amount of convertible notes. Any such securities dealers may resell any convertible notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to            % of the principal amount of convertible notes. If all the convertible notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the convertible notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The convertible notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the convertible notes but the underwriters are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the convertible notes.

        In connection with the offering, the underwriters may purchase and sell convertible notes and common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of convertible notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the convertible notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated or their affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the convertible notes. As a result, the price of the convertible notes and the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of convertible notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the convertible notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of convertible notes to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of convertible notes to the public" in relation to any convertible notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the convertible notes to be offered so as to enable an investor to decide to purchase or subscribe the convertible notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the convertible notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the convertible notes in, from or otherwise involving the United Kingdom.

        The convertible notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the convertible notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to convertible notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) of Hong Kong, and any rules made thereunder.

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the convertible notes may not be circulated or distributed, nor may the convertible notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the convertible notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the convertible notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $400,000.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended or the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        We have filed a Registration Statement on Form S-3 under the Securities Act of 1933, or the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about Cubist and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above and through the SEC's website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are incorporating by reference into this prospectus documents and information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate by reference the documents listed below, other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:

  •
  Annual Report on Form 10-K for the year ended December 31, 2009;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010;

  •
  Current Reports on Form 8-K filed with the SEC on February 24, 2010, February 26, 2010, March 19, 2010, April 2, 2010, April 12, 2010, May 14, 2010, June 10, 2010, June 14, 2010, July 2, 2010, July 15, 2010 (Item 8.01 and Exhibit 99.2 only), September 9, 2010, September 20, 2010, October 14, 2010 (Item 5.02 only) and October 18, 2010;

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description;

  •
  all of our filings pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of filing of this prospectus and prior to the termination of this offering.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421
Attn: Investor Relations
(781) 860-8100
e-mail: ir@cubist.com

VALIDITY OF NOTES

        The validity of the convertible notes offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Calixa Therapeutics Inc. at December 31, 2007 and 2008, and for the year ended December 31, 2008, and the periods from July 11, 2007 (inception) to December 31, 2007 and 2008, included in the Current Report on Form 8-K/A filed with the SEC on February 26, 2010, that is incorporated by reference as part of this registration statement on Form S-3, have been audited by Ernst & Young LLP, Calixa Therapeutics Inc.'s independent auditor, as set forth in its report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements) incorporated herein by reference, and are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Distribution

        The following table sets forth Cubist's estimates of the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

SEC Registration Fee	$	*
Legal Fees and Expenses		225,000
Printing Expenses		30,000
Accounting Fees and Expenses		91,500
Trustee's fees and expenses		16,000

Total Expenses		$362,500

*
Omitted because registration fees are being deferred pursuant to Rule 456(b).

        All expenses set forth in the above table in connection with the issuance and distribution of the securities being offered will be borne by Cubist.

Item 15.    Indemnification of Directors and Officers

        Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Restated Certificate of Incorporation provides that none of our directors shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware, or Delaware Code, prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty (i) for any breach of a director's duty of loyalty to Cubist or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transactions from which the director derived an improper personal benefit.

        Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

        The Restated Certificate of Incorporation and the Amended and Restated By-Laws of Cubist, copies of which are filed herein as Exhibits 3.1, 3.2 and 3.3, provide for advancement of expenses and indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

Item 16.    Exhibits

Number	Title of Exhibit
1.1	Form of Underwriting Agreement.†
3.1	Restated Certificate of Incorporation of Cubist (Exhibit 3.1, Cubist's Quarterly Report on Form 10-Q, filed on August 6, 2004, File No. 000-21379).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Cubist (Exhibit 3.1, Cubist's Quarterly Report on Form 10-Q, filed on August 3, 2007, File No. 000-21379).
3.3	Amended and Restated By-Laws of Cubist (Exhibit 3.1, Current Report on Form 8-K, filed on September 20, 2010, File No. 000-21379).
4.1	Specimen certificate for shares of Common Stock (Exhibit 4.1, Cubist's Annual Report on Form 10-K, filed on March 1, 2006, File No. 000-21379).
4.2
Indenture, dated as of June 6, 2006, between Cubist and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (Exhibit 4.1, Current Report on Form 8-K, filed on June 9, 2006, File No. 000-21379).
4.3	Note, dated June 6, 2006, issued by Cubist (Exhibit 4.7, Cubist's Annual Report on Form 10-K, filed on March 1, 2007, File No. 000-21379).
4.4	Form of Indenture for Convertible Senior Notes due 2017 between Cubist and The Bank of New York Mellon Trust Company, N.A., as trustee.*
5	Opinion of Ropes & Gray LLP with respect to the validity of the notes being registered.*
12.1	Statement re: Computation of Earnings to Fixed Charges.*
23.1	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5).
23.2	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.*
23.3	Consent of Houlihan Capital.*
23.4	Consent of Ernst & Young LLP, Independent Auditors.*
24.1	Power of Attorney (included on the signature page to this registration statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1.*

*
Filed herewith.

†
To be filed subsequently on Form 8-K.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on the 18th day of October, 2010.

CUBIST PHARMACEUTICALS, INC.
By:	/s/ MICHAEL W. BONNEY Michael W. Bonney President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints each of Michael W. Bonney and David W.J. McGirr severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-3 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirement of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2010.

Signature	Title

/s/ MICHAEL W. BONNEY Michael W. Bonney	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ DAVID W.J. MCGIRR David W.J. McGirr	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ KENNETH M. BATE Kenneth M. Bate	Director
/s/ MARK H. CORRIGAN Mark H. Corrigan	Director
/s/ SYLVIE GREGOIRE Sylvie Gregoire	Director

Signature	Title

/s/ NANCY HUTSON Nancy Hutson	Director
/s/ LONNIE MOULDER, JR. Lonnie Moulder, Jr.	Director
/s/ MARTIN ROSENBERG Martin Rosenberg	Director
/s/ J. MATTHEW SINGLETON J. Matthew Singleton	Director
/s/ MARTIN H. SOETERS Martin H. Soeters	Director
/s/ MICHAEL B. WOOD Michael B. Wood	Director

EXHIBIT INDEX

Number	Title of Exhibit
1.1	Form of Underwriting Agreement.†
3.1	Restated Certificate of Incorporation of Cubist (Exhibit 3.1, Cubist's Quarterly Report on Form 10-Q, filed on August 6, 2004, File No. 000-21379).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Cubist (Exhibit 3.1, Cubist's Quarterly Report on Form 10-Q, filed on August 3, 2007, File No. 000-21379).
3.3	Amended and Restated By-Laws of Cubist (Exhibit 3.1, Current Report on Form 8-K, filed on September 20, 2010, File No. 000-21379).
4.1	Specimen certificate for shares of Common Stock (Exhibit 4.1, Cubist's Annual Report on Form 10-K, filed on March 1, 2006, File No. 000-21379).
4.2
Indenture, dated as of June 6, 2006, between Cubist and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (Exhibit 4.1, Current Report on Form 8-K, filed on June 9, 2006, File No. 000-21379).
4.3	Note, dated June 6, 2006, issued by Cubist (Exhibit 4.7, Cubist's Annual Report on Form 10-K, filed on March 1, 2007, File No. 000-21379).
4.4	Form of Indenture for Convertible Senior Notes due 2017 between Cubist and The Bank of New York Mellon Trust Company, N.A., as trustee.*
5	Opinion of Ropes & Gray LLP with respect to the validity of the notes being registered.*
12.1	Statement re: Computation of Earnings to Fixed Charges.*
23.1	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5).
23.2	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.*
23.3	Consent of Houlihan Capital.*
23.4	Consent of Ernst & Young LLP, Independent Auditors.*
24.1	Power of Attorney (included on the signature page to this registration statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1.*

*
Filed herewith.

†
To be filed subsequently on Form 8-K.

E-1